Execution Version

Exhibit 99.2
MEMBERSHIP INTEREST PURCHASE AGREEMENT
BY AND BETWEEN
MISSION CREEK RESOURCES, LLC,
as Buyer,
and
BONANZA CREEK ENERGY OPERATING COMPANY, LLC
as the Selling Member

Dated August 6, 2018

14481199.18

i

Defined Term	Section

AAA	8.1(d)
Accounting Principles	1.1
Acquisition	1.1
Affiliate	1.1
Aggregate Claim Deductible	9.2(b)
Agreed Accounting Firm	8.1(d)
Agreement	Opening paragraph
Allocated Value	2.4
Allocation Amount	6.5
Allocation Schedule	6.5
Ancillary Agreements	1.1
Anti-Corruption Laws	1.1
Anti-Money Laundering Laws	1.1
Asset Taxes	1.1
Assets	1.1
Assignment of Membership Interests	7.3(a)
Available Employee	1.1
Balance Sheet	3.6
Balance Sheet Date	3.6
BCEI	5.1(e)
BCEM	Recitals
BCEM Interests	Recitals
BCER	Recitals
BCER Interests	Recitals
BCEU	Recitals
BCEU Interests	Recitals
Bonanza	Recitals
Burdens	1.1
Business	1.1
Business Day	1.1
Buyer	Opening paragraph
Buyer Indemnified Parties	9.1(a)
Casualty Loss	1.1
CERCLA	1.1
Change of Control Payment	1.1
Claim	9.3(b)
Claim Notice	9.3(a)
Closing	7.1
Closing Amount	2.2
Closing Date	7.1
Code	1.1
Company; Companies	Recitals
Company Interests	Recitals
Company Royalty Interests	1.1
Contracts	1.1
D&O Mutual Release	1.1
day	1.1
Defensible Title	1.1

DM Gathering System	1.1
Dorcheat Macedonia Properties	1.1
Effective Time	1.1
Encumbrance	1.1
Enterprise Vehicle Lease Environmental Law(s)	5.1(f) 1.1
Environmental Liabilities	1.1
Equipment	1.1
ERISA	1.1
ERISA Affiliate	1.1
Execution Date	Opening paragraph
Final Purchase Price	8.1(a)
Final Settlement Date	8.1(a)
Final Settlement Statement	8.1(a)
Financial Statements	3.6
Fundamental Representations	1.1
GAAP	1.1
Gathering Systems	1.1
Governing Documents	1.1
Governmental Authority	1.1
Governmental Authorizations	3.27
Hazardous Substances	1.1
Hedge Agreement	1.1
Hydrocarbons	1.1
Imbalances	1.1
Income Taxes	1.1
Indebtedness	1.1
Indemnified Party	9.3(a)
Indemnifying Party	9.3(a)
Insurance Policies	3.21
Intellectual Property Rights	1.1
Intended Tax Treatment	6.1
Knowledge	1.1
Lands	1.1
Law	1.1
Leases	1.1
Lien Release	1.1
Losses	9.1
Material Agreements	3.17(a)
McKamie Patton Properties	1.1
MP Gathering System	1.1
Mutual Release	1.1
Net Revenue Interest	1.1
NORM	1.1
OFAC	3.35(a)
Offered Employees	5.1(c)
Operating Expenses	2.3(b)
Ordinary Course	1.1
Overhead Costs	1.1
Party; Parties	Opening paragraph

v

Party Affiliate	10.15
Permitted Encumbrances	1.1
Person	1.1
Policy	5.1(e)
Pre-Effective Time Tax Period	1.1
Preferential Purchase Right	3.15
Preliminary Settlement Statement	2.3
Properties	Preamble to Article 3
Property Taxes	1.1
Purchase Price	2.2
Records	1.1
Release	1.1
Resigning Directors and Officers	5.1(a)(ii)
Right	1.1
Sanctioned Country	3.35(a)
SDN	3.35(a)
Securities	1.1
Securities Act	4.7
Seller Hedges	1.1
Seller Indebtedness	1.1
Seller Indemnified Parties	9.1(b)
Seller Marks	8.4
Seller Owner	3.35(a)
Seller Taxes	1.1
Seller Transaction Expenses	1.1
Selling Member	Opening paragraph
Severance Taxes	1.1
Specified Liabilities	1.1
Straddle Period	1.1
Subject Depths	1.1
Surface Agreements	1.1
Survival Period	10.13
Suspense Amounts	3.23
Tax; Taxes	1.1
Tax Controversy	6.6(d)
Tax Period	1.1
Tax Return	1.1
Taxing Authority	1.1
Third Party	1.1
Threatened	1.1
Total Revenue Interest	1.1
Transaction Documents	1.1
Transactions	1.1
Transfer Requirement	3.14
Transfer Taxes	1.1
Transition Services Agreement	1.1
Upstream Assets	1.1
Vehicle Transfer	5.1(f)
Wells	1.1

Working Interest	1.1
List of Exhibits

Exhibit A-1	Leases – Dorcheat Macedonia Properties
Exhibit A-2	Leases – McKamie Patton Properties
Exhibit A-3	Field Offices
Exhibit B-1	Wells – Dorcheat Macedonia Properties
Exhibit B-2	Wells – McKamie Patton Properties
Exhibit C-1	Gathering System – Dorcheat Macedonia
Exhibit C-2	Gathering System – McKamie Patton
Exhibit D	Contracts
Exhibit E	Surface Agreements
Exhibit F	Assignment of Membership Interests
Exhibit G	Accounting Principles
Exhibit H	Transition Services Agreement
Exhibit I	Preliminary Settlement Statement
Exhibit J-1	Form of Mutual Release
Exhibit J-2	Form of D&O Release
List of Schedules

Schedule 1.1(a)	Available Employees
Schedule 1.1(b)	Certain Permitted Encumbrances
Schedule 2.4	Allocated Values
Schedule 3.3	Conflicts
Schedule 3.4	Membership Interests
Schedule 3.5	Company Governing Documents
Schedule 3.6	Financial Statements
Schedule 3.7	Liabilities
Schedule 3.10	Litigation
Schedule 3.11	Compliance with Law
Schedule 3.13	Condition of Assets
Schedule 3.14	Transfer Requirements
Schedule 3.15	Preferential Purchase Rights
Schedule 3.17(a)	Material Agreements
Schedule 3.17(b)	Defaults
Schedule 3.18	Hydrocarbon Sales Contracts
Schedule 3.19	Payout Status
Schedule 3.21	Insurance
Schedule 3.22	Outstanding Capital Commitments
Schedule 3.23(a)	Suspense Amounts
Schedule 3.23(b)	Expenses
Schedule 3.24	Imbalances
Schedule 3.26	Environmental Matters
Schedule 3.27	Governmental Authorizations
Schedule 3.30	Bank Accounts
Schedule 3.31	Employee Matters
Schedule 3.32	Assets
Schedule 5.1(a)(ii)	Resigning Directors and Officers
Schedule 5.1(f)	Leased Vehicles
Schedule 10.3	Notices

MEMBERSHIP INTEREST PURCHASE AGREEMENT
This Membership Interest Purchase Agreement (this “Agreement”), is dated August 6, 2018 (the “Execution Date”) by and between Mission Creek Resources, LLC, a Delaware limited liability company (“Buyer”), and Bonanza Creek Energy Operating Company, LLC, a Delaware limited liability company (the “Selling Member”). Buyer and the Selling Member are individually referred to herein as a “Party” or collectively as the “Parties.”
RECITALS
A.    The Selling Member directly owns all of the issued and outstanding limited liability company interests (“BCER Interests”) of Bonanza Creek Energy Resources, LLC, a Delaware limited liability company (“BCER”). BCER owns all of the issued and outstanding limited liability company interests (the “BCEU Interests”) of Bonanza Creek Energy Upstream LLC, a Delaware limited liability company (“BCEU” and together with BCER, “Bonanza”), and all of the issued and outstanding limited liability company interests (the “BCEM Interests” and together with the BCER Interests and the BCEU Interests, the “Company Interests”) of Bonanza Creek Energy Midstream, LLC, a Delaware limited liability company (“BCEM” and together with BCER and BCEU, the “Companies,” and each individually, a “Company”).
B.    The Selling Member desires to sell to Buyer, and Buyer desires to purchase from the Selling Member, the BCER Interests for the purchase price and upon the terms and conditions hereinafter set forth.
AGREEMENT
In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS AND REFERENCES
1.1    Certain Defined Terms. In addition to the terms defined elsewhere herein, the following terms will have the respective meanings assigned to them in this Section 1.1 when used in this Agreement with initial capital letters:
“Accounting Principles” means accounting principles in accordance with GAAP and Council of Petroleum Accountants Society standards, in each case, as adjusted in accordance with Exhibit G.
“Acquisition” means the purchase and sale of the BCER Interests.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any

Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
“Ancillary Agreements” means the Transition Services Agreement, the Assignment of Membership Interests and the other agreements and instruments executed and delivered in connection with this Agreement.
“Anti-Corruption Laws” means any anti-corruption Laws of any applicable jurisdiction, including the U.S. Foreign Corrupt Practices Act, 15 U.S.C. Section 78dd-1, et seq.
“Anti-Money Laundering Laws” means laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transaction; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a financial institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., the Money Laundering Control Act of 1986 and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Section 1956 and 1957.
“Asset Taxes” means all Severance Taxes and Property Taxes.
“Assets” means all of the Companies’ property and assets, real, personal or mixed, tangible and intangible, of every kind and description, including:
(a)    all of the Companies’ right, title and interest, whether legal, equitable, present, contingent or reversionary, in and to the following (the “Upstream Assets”), as of the Effective Time:
(i)    oil and gas leases, subleases and other leaseholds, including but not limited to those described on Exhibit A-1 and Exhibit A‑2, together with (A) any and all other right, title and interest of the Companies in and to the leasehold estates created thereby, (B) all top leases, amendments, renewals, extensions or ratifications thereof (collectively, the “Leases”), (C) the lands covered by the Leases, or pooled, unitized, communitized or consolidated therewith (the “Lands”), (D) all rights, privileges, benefits and powers conferred upon the holder of the Leases with respect to the use and occupation of the Lands, (E) all tenements, hereditaments, and appurtenances belonging to such Leases and lands, (F) together with all mineral interests, royalty interests, overriding royalty interests (including all Company Royalty Interests), net profits interests, carried interests, farmout rights, options, force pooled interests and non-consent interests covering or relating to the Leases or Lands;

(ii)    the oil, gas, casinghead gas, coalbed methane, condensate and other gaseous or liquid hydrocarbons, or any combination thereof, and all other lease substances under the Leases that may be produced from the Leases and Lands or processed therewith (“Hydrocarbons”);
(iii)    the oil, gas, water, disposal or injection wells located on the Lands, whether producing, shut-in, or temporarily abandoned, including those specifically described on Exhibit B-1 and Exhibit B-2 (the “Wells”), and (A) all of the personal property, equipment, fixtures and improvements used in connection therewith, and (B) to the extent the Purchase Price is adjusted upward on account therefor pursuant to Section 2.3(c)(iv), all Hydrocarbons produced from or allocated to the Wells in storage or existing in pipelines, plants and tanks (including inventory and line fill) and upstream of the sales meter as of the Effective Time and all other Hydrocarbons produced from or allocated to the Wells after the Effective Time;
(iv)    the unitization, communitization and pooling agreements, declarations, orders, and the units created thereby, relating to the Leases and to the production of Hydrocarbons, attributable to the Leases and Wells, including the units described on Exhibit A-1 and Exhibit A-2;
(v)    except to the extent included in the Gathering Systems, any gathering lines, flow lines, gas lines, gas processing and compression facilities and related assets utilized in connection with the Leases or Wells, including any easements related thereto;
(vi)    subject to adjustments to the Purchase Price pursuant to Section 2.3(c)(vii), Section 2.3(d)(v) and Section 2.3(e), as applicable, all Imbalances relating to the Assets;
(vii)    the field offices and associated real property interests set forth on Exhibit A-3;
(viii)    (1) all structures, equipment, vehicles, machinery, fixtures, improvements and other tangible personal property and improvements located on, used or held for use in connection with the operation of the properties and interests described in clauses (a)(i) through (vii) of this definition (including without limitation, well equipment, tanks, fixtures, injection facilities, production facilities, saltwater disposal facilities, compression facilities, pumping units, flow lines, pipelines, gas and oil treating facilities, measurement facilities, and other appurtenances, improvements and facilities), (2) all pipes, casing, tubing, tubulars, fittings, and other spare parts, supplies, tools, and materials held as inventory in connection with the properties and interests described in clauses (a)(i) through (a)(vii) of this definition, and (3) all radio equipment, SCADA and measurement technology, and other production-related mobility devices (such as SCADA controllers), well communication devices, and any other information technology systems and licenses associated with the foregoing, in each case, to the extent such assets and licenses are used or held for use solely in connection with the Assets or located on the Assets, and subject to any applicable Transfer Requirement or Preferential Purchase Right; (the “Equipment”), in each case, except to the extent included in the Gathering Systems;
(ix)    except to the extent included in the Gathering Systems, all Contracts related to the exploration, development or operation of the properties and interests described in clauses (a)(i) through (a)(viii) of this definition or the gathering, processing, transportation, marketing or disposition of Hydrocarbons or water produced therefrom including without limitation those described on Exhibit D;
(x)    all surface fee interests, surface leases, surface rights, permits, rights of way, servitudes, licenses, easements, railroad crossings, allowances, variances, authorizations, and other access or surface rights agreements used or held in connection with the production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or produced water from the Leases, Lands, or Wells, including all of the foregoing described on Exhibit E (the “Surface Agreements”), except to the extent included in the Gathering Systems;
(xi)    all Well logs, tests, production records, gravitational data and geological, seismic and other geophysical data or technical information in each case attributable to the Leases, Lands, or Wells (whether electronic or hardcopy);
(xii)    all claims and causes of action, to the extent pertaining to the Assets, whether asserted or unasserted, known or unknown, and where necessary to give effect to the assignment of such rights, claims and causes of action, the Selling Member grants to Buyer the right to be subrogated to such rights, claims and causes of action;
(xiii)    (A) all rights to claims against, warranties made by, insurance proceeds held by, and indemnities and releases from, third parties to the extent relating to the Assets, (B) all trade credits, accounts receivable, notes receivable, take-or-pay amounts receivable, and other receivables and general intangibles, attributable to the Assets, (C) any liens and security interests in favor of the Selling Member, any Company or its or their Affiliates, whether choate or inchoate, under any applicable Law or Contract to the extent arising from, or relating to, the ownership, operation or sale or other disposition of any of the Assets or to the extent arising in favor of the Selling Member, any Company or its or their Affiliates as to the operator or non-operator of any Asset, and (D) all rights of the Selling Member, any Company or its or their Affiliates to audit the records of any Person and to receive refunds or payments of any nature, and all amounts of money relating thereto;
(xiv)    all originals (or copies if neither the Selling Member nor any Company possesses originals) and copies in digital form (if available) of all of the books, files, records, information and data, whether written or electronically stored, maintained or otherwise in the possession or control of the Selling Member or the

Companies relating to the Assets (the “Records”), which Records shall include (i) land and title records (including lease records, well records, division order records, prospect files, maps, ownership reports, abstracts of title, title opinions and memoranda, and title curative documents), (ii) Contract records and files, (iii) correspondence, (iv) operations records (including well files, open hole and cased hole logs, cores or core analyses, seismic data and reports and other well data, production records and engineering data), (v) regulatory filings, environmental and worker safety records, (vi) facility and Gathering Systems data and reports, (vii) email records of Available Employees (provided, however, that the email records of those Available Employees indicated on Schedule 1.1(a) shall be limited to email records related to the Assets), and (viii) accounting records and Asset Tax records; provided, in no event shall the Records include, and the Selling Member shall be entitled to retain, (A) all documents of BCEI or any subsidiary of BCEI (other than the Companies) that may be protected by an attorney-client privilege or any attorney work product doctrine (other than title opinions) held by BCEI or any subsidiary of BCEI (other than the Companies) and (B) all documents prepared or received by the Selling Member or the Companies with respect to (w) lists of, and bids submitted by, any prospective purchaser of the Assets or counterparty to the Transactions, (x) any analyses of such bids, (y) correspondence relating to the anticipated value of (1) the Assets for sale purposes, or the proposed terms and conditions of the sale or transfer thereof, or (2) the Transactions, or the proposed terms and conditions thereof, and (z) any correspondence with respect to any of the foregoing; and provided further that the Selling Member shall be entitled to retain copies of all Asset Tax records; and
(b)    all of the Selling Members’ and the Companies’ right, title and interest, whether legal, equitable, present, contingent or reversionary, in and to the Gathering Systems.
“Available Employee” means the individuals identified on Schedule 1.1(a).
“Burdens” shall mean any royalty interests (including landowner’s, overriding, and nonparticipating), net profits interests, production payments, or other similar burdens measured by or payable out of production of Hydrocarbons, excluding however, any Company Royalty Interests.
“Business” means the ownership and operation by BCER and its subsidiary Companies of the Gathering Systems and the Upstream Assets and other activities conducted by the Companies that are incidental thereto.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banks are allowed by the Federal Reserve System to be closed.
“Casualty Loss” means any portion of the Assets destroyed by fire, explosion, wild well, hurricane, storm, weather events, earthquake, act of nature, civil unrest, or similar disorder, terrorist acts, war, or any other hostilities or other casualty or is expropriated or taken in condemnation or under right of eminent domain.

“Change of Control Payment” means (a) any bonus, severance or other payment or other form of compensation that is created, accelerated, accrues or becomes payable by BCER or any subsidiary Company thereof to any present or former director, stockholder, employee or consultant thereof or of any Affiliate of the Selling Member, including pursuant to any employment agreement, benefit plan or any other Contract, including any Taxes payable on or triggered by any such payment, and (b) without duplication of any other amounts included within the definition of Seller Transaction Expenses, any other payment, expense or fee (excluding any Taxes) that accrues or becomes payable by BCER or any subsidiary Company thereof to any Governmental Authority or other Person under any Law or Contract, including in connection with the giving of any notices or the obtaining of any Transfer Requirements or Preferential Purchase Rights, in the case of each of (a) and (b), as a result of, or in connection with, the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the Transactions.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Royalty Interests” means all royalty interests (including landowner’s, overriding, and nonparticipating) net profits interests, production payments, or other similar Burdens measured by or payable out of production of Hydrocarbons from the Leases, Lands, or (with respect to the applicable Subject Depths) Wells, in each case that are owned by Bonanza.
“Contract” means any contract, agreement, binding obligation, undertaking or arrangement (whether written or oral and whether express or implied), to which any Company is bound or which are otherwise binding on the Assets, including communitization agreements, net profits agreements, production payment agreements, area of mutual interest agreements, joint venture agreements, confidentiality agreements, farmin and farmout agreements, bottom hole agreements, crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements, hydrocarbon storage agreements, acreage contribution agreements, operating agreements, exploration agreements, development agreements, participation agreements, exchange agreements, balancing agreements, pooling declarations or agreements, unitization agreements, processing agreements, saltwater disposal agreements, water rights agreements, facilities or equipment leases, and other similar contracts and agreements, but excluding, however, any Lease, easement, right-of-way, or permit or other instrument of conveyance with respect to the Assets or any real or immovable property related to or used in connection with the operations of any Assets.
“D&O Mutual Release” means that certain mutual release by and between BCER, BCEU, BCEM and the Resigning Directors and Officers, in the form attached hereto as Exhibit J-2.
“day” without further qualification means a calendar day.
“Defensible Title” means such record title of (x) Bonanza, with respect to clauses (a) and (b) of this definition, and (y) of BCER or BCEM (as applicable), with respect to clause (c) of this definition, in each case, that as of the Closing Date and subject to the Permitted Encumbrances:
(a)    in the case of any Well (in each case, subject to any reservations, limitations or depth restrictions described on Exhibit A-1 or Exhibit B-1, as to the Dorcheat Macedonia Properties, or Exhibit A-2 or Exhibit B-2, as to the McKamie Patton Properties), entitles

Bonanza to receive not less than the Total Revenue Interest set forth on Exhibit B-1 or Exhibit B‑2, as applicable, from such Well, as to the applicable Subject Depths of such Well, except for (i) decreases in connection with those operations in which Buyer or its successors or assigns may from and after the Closing Date elect to be a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Closing Date of pools or units or (iii) decreases required to allow other working interest owners to make up past underproduction or pipelines or make up past under deliveries;
(b)    in the case of any Well (in each case, subject to any reservations, limitations or depth restrictions described on Exhibit A-1 or Exhibit B-1, as to the Dorcheat Macedonia Properties, or Exhibit A-2 or Exhibit B-2, as to the McKamie Patton Properties), obligates Bonanza to bear not more than the Working Interest set forth on Exhibit B-1 or Exhibit B-2, as applicable, from such Well, as to the applicable Subject Depths of such Well, except for increases to the extent that they are accompanied by at least a proportionate increase in Bonanza’s Total Revenue Interest in such Well; and
(c)    in each case, is free and clear of all Encumbrances.
“DM Gathering System” is defined in the definition of Gathering Systems.
“Dorcheat Macedonia Properties” means all of the Upstream Assets, save and except for the McKamie Patton Properties.
“Effective Time” means February 1, 2018, at 12:01 a.m., Central Time.
“Encumbrance” means any lien (statutory or other, and including any federal or state tax lien), mortgage, collateral assignment, security interest, pledge, easement, encroachment, right of way, encumbrance, charges, judgment or other similar verdict or order, covenant, equitable interest, or security interest of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement) or similar encumbrances and any trust or other preferential arrangement having the practical effect of any of the foregoing.
“Environmental Law” or “Environmental Laws” means any Law of a Governmental Authority in effect as of the Closing Date relating to (a) pollution or pollution control, including storm water; (b) protection of human health, wildlife, natural resources or the environment; (c) employee health and safety in the workplace (to the extent such health and safety relate to exposure to Hazardous Substances); or (d) the management, presence, use, generation, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal, release or threat of release of any Hazardous Substance. Without limiting the foregoing, “Environmental Laws” shall include the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”), the Solid Waste Disposal Act (as amended by the Resource Conservation and Recovery Act), 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the

Endangered Species Act, 16 U.S.C. § 1531 et seq., and the regulations and orders respectively promulgated thereunder, each as amended as of the Closing Date, or any equivalent or analogous state or local statutes, laws or ordinances, any regulation promulgated thereunder and any amendments thereto.
“Environmental Liabilities” means any and all damages, obligations, liabilities, responsibilities, claims, suits, losses, environmental response costs, costs to cure, cost to investigate or monitor, restoration costs, costs of remediation or removal, settlements, expenses, charges, assessments, liens, penalties, fines, and attorneys’ and consultants’ fees and expenses arising out of or related to any actual or alleged violations or non-compliance with any Environmental Laws, including any contribution under CERCLA or any other Environmental Law or matters incurred or imposed pursuant to any claim or cause of action by a Governmental Authority or any other Person, attributable to any environmental liabilities, any failure to comply with Environmental Laws, any Release or threatened Release of, or exposure to, Hazardous Substances, or any other environmental condition with respect to the ownership or operation of the Assets.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Selling Member, any Company or any subsidiary of any Company, is treated as a single employer for purposes of Section 4001 of ERISA or Section 414 of the Code.
“Fundamental Representations” means the representations and warranties of the Selling Member set forth in Section 3.1, Section 3.2, Section 3.4, Section 3.9, and Section 3.12.
“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect at the Effective Time.
“Gathering Systems” means all of the following assets of the Companies: (a) gathering lines, flow lines, pipelines, separation, dehydration, treating, processing and compression equipment, facilities and plants, tanks, collection and storage facilities, storage rights and transportation capacity (including downstream transportation capacity), tubing, pumps, motors, gauges, meters, valves, risers, interconnects, LACTs, SCADA systems and other telemetry and measurement equipment, electric infrastructure, utility lines, salt water disposal and injection systems and facilities, and other automation equipment and other structures, machinery, equipment tools, fixtures, improvements and appurtenances constituting part of or comprising the Hydrocarbon gathering and transportation and water gathering, transportation and disposal systems used or held for use by the Companies in connection with the gathering, treating, handling, storing, processing, transporting or marketing of Hydrocarbons from the Leases and Wells, or the gathering, treating, handling, storing, transporting or disposal of water, from the Leases and Wells, including the assets described on Exhibit C-1 (the “DM Gathering System”) and on Exhibit C-2 (the “MP Gathering System”), together with all of the Contracts, Surface Agreements, and Records relating to or used or held for use in connection with the ownership, operation or maintenance of same.
“Governing Documents” means with respect to any Person that is not a natural person, the articles of incorporation or organization, memorandum of association, articles of association and by-laws, the limited partnership agreement, the partnership agreement or the limited liability company agreement or such other organizational documents of such Person which establish the legal personality of such Person.
“Governmental Authority” means any national, state or local government or any subdivision, agency, court, commission, department, board, district, bureau, regulatory authority or other division or instrumentality thereof.
“Hazardous Substances” means any substance that, by its nature or its use, is regulated or as to which liability might arise under any Environmental Law including any: (i) chemical, product, material, substance or waste defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law; (ii) petroleum hydrocarbons, petroleum products, petroleum substances, oil and gas exploration and production wastes, natural gas, condensate or crude oil or any components, fractions or derivatives thereof; and (iii) asbestos, polychlorinated biphenyls, radioactive materials, urea formaldehyde foam insulation, naturally occurring radioactive materials (“NORM”) or radon gas.
“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit or commodity swap, cap, floor, collar or any combination of, or option with respect to, these or similar transactions.
“Imbalances” means (a) any imbalance at the wellhead between the amount of Hydrocarbons produced from the relevant Well to which any Company or the Selling Member is entitled, together with any appurtenant rights and obligations concerning future in-kind or cash balancing at the wellhead, and (b) any marketing imbalance between the quantity of Hydrocarbons attributable to the gathering, transportation, storage, processing (including any production handling and processing at any separation or other facility) or marketing of Hydrocarbons and the quantity of Hydrocarbons attributable to the Assets actually delivered by such Company or the Selling Member, as applicable, pursuant to the relevant Contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, transportation, storage or processing facility.
“Income Taxes” means all Taxes based upon, measured by, or calculated with respect to (a) gross or net income or gross or net receipts or profits (including, but not limited to, franchise Tax and any capital gains, alternative minimum Taxes, net worth and any Taxes on items of Tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes), (b) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (a) above, (c) withholding Taxes measured with reference to or as a substitute for any Tax described in clauses (a) or (b) above, and (d) and any penalties, additions to Tax, and interest levied or assessed with respect to a Tax described in (a), (b), or (c).

“Indebtedness” means, with respect to a Person or its assets (and including the Assets), without duplication, (a) all indebtedness for borrowed money, (b) all indebtedness for the deferred purchase price of property or services (including “earn-out” or incentive payments or similar obligations, in each case, computed as if all the criteria or other conditions of such “earn-out,” incentive or similar provision, together with any gross-up payment, was due), (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all obligations of such Person under interest rate, currency swap or other hedging transactions (valued at the termination value thereof); (h) any bonus, incentive or other payments to employees of the BCER or the other Companies, including the employer portion of employment and all other related Taxes, to the extent not included in Seller Transaction Expenses; (i) any liability of others described in clauses (a) through (h) above that the Person has guaranteed or that is otherwise its legal liability; and (j) all interest (accrued and unpaid), premiums, penalties, indemnities, fees, expenses, breakage costs and Change of Control Payments required to be paid or offered in respect of any of the foregoing.
“Intellectual Property Rights” means material rights if any of the following to the extent subject to protection under applicable Law: (a) trademarks, service marks and trade names; (b) patents; (c) copyrights; (d) internet domain names; (e) trade secrets and other proprietary and confidential information; and (f) any registrations or applications for registration for any of the foregoing.
“Knowledge” means the actual knowledge, in the case of the Selling Member, of Eric Greager, Scott Fenoglio, Dean Tinsley, Sandra Garbiso, Skip Marter and Chris Rogers, and, in the case of Buyer, of William D. Gibbs and Logan Burt.
“Law” shall mean any applicable statute, law (including the common law), ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree, resolution, code, license, permit, decision or requirement or other official act of or by any Governmental Authority.
“Lien Release” means a form of release, reasonably acceptable to Buyer, from any holder of Indebtedness releasing any Encumbrances held by such holder of Indebtedness on the Company Interests or any assets of the Companies, including the Assets.
“McKamie Patton Properties” shall mean all of the Upstream Assets, insofar and only insofar, as they pertain to the Leases and Lands described on Exhibit A-2 and/or the Wells described on Exhibit B-2.
“MP Gathering System” is defined in the definition of Gathering Systems.
“Mutual Release” means that certain mutual release by and between Selling Member, BCER, BCEU and BCEM in the form attached hereto as Exhibit J-1.

“Net Revenue Interest” shall mean, with respect to a Lease or Well, the interest of Bonanza in and all Hydrocarbons produced, saved, and marketed from or allocated to such Lease or, in the case of any Well, with respect to the applicable Subject Depths of such Well, as applicable, after giving effect to all Burdens thereon, and less and except the Company Royalty Interests in such Lease or Well.
“Ordinary Course” means, with respect to an action taken by any Person, an action (i) that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of the business of such Person, and (ii) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) or the holders of the capital stock or other equity interests of such Person.
“Overhead Costs” means the amount representing the overhead or general and administrative fee that is charged to the working interest owners with interests in the related Upstream Assets as set forth in the accounting procedures attached to such joint operating agreement, which amount is attributable to the Upstream Assets during the period at and after the Effective Time until Closing.
“Permitted Encumbrances” shall mean:
(a)    all Burdens (payable or in suspense) if the net cumulative effect thereof does not (i) operate to reduce Bonanza’s Total Revenue Interest in any Well, as to the applicable Subject Depths of such Well, below the Total Revenue Interest set forth on Exhibit B-1 or Exhibit B-2, as applicable, or (ii) increase the aggregate Working Interest that Bonanza is obligated to bear with respect to such Well in an amount greater than the Working Interest set forth on Exhibit B-1 or Exhibit B-2, as applicable;
(b)    liens for Taxes or assessments not yet due or payable, or if payable or contested in good faith, in each case, that are listed on Schedule 1.1(b);
(c)    all Laws and all rights reserved to or vested in any Governmental Authority (i) to control or regulate any Asset in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any Asset; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Assets to any Governmental Authority with respect to any right, power, franchise, grant, license or permit;
(d)    conventional rights of reassignment (that have not been triggered prior to the Closing Date);
(e)    all Transfer Requirements and all rights to consent by, required notices to, filings with or other actions by Governmental Authorities, in each case, applicable to the Transactions or the sale, disposition, transfer or conveyance of the Assets;

(f)    any preferential right, option to purchase, right of first refusal, right of first offer, tag along right, drag along right or similar right (including the Preferential Purchase Rights), in each case, applicable to the Transactions or the sale, disposition, transfer or conveyance of the Assets;
(g)    easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Assets for the purpose of surface or subsurface operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, do not (i) materially interfere with the operation or use of any of the Assets as currently operated and used or the ability of a reasonably prudent operator to drill a well on a Lease and on lands pooled, unitized or communitized therewith, (ii) operate to decrease the aggregate Total Revenue Interest that Bonanza is entitled to with respect to any Well, as to the Subject Depths of such Well, below the Total Revenue Interest set forth on Exhibit B-1 or Exhibit B-2, as applicable, of such Well, or (iii) increase the aggregate Working Interest that Bonanza is obligated to bear with respect to any Well, as to the Subject Depths of such Well, in an amount greater than the Working Interest set forth on Exhibit B-1 or Exhibit B-2 for such Subject Depths of such Well (unless the Total Revenue Interest of such Well as to such Subject Depths as set forth on the applicable Exhibit is increased in the same or greater proportion as any such increase in Working Interest);
(h)    vendors’, carriers’, warehousemen’s, repairmen’s, materialmen’s, mechanic’s, operator’s, workmen’s construction or other similar liens arising by operation of law in the Ordinary Course or incident to the construction or improvement of any property in respect of obligations which are not yet due and payable, or if payable are being contested in good faith by appropriate proceedings by or on behalf of a Company and which are listed on Schedule 1.1(b);
(i)    liens created under the Assets or operating agreements applicable to the Assets or by operation of Law in respect of obligations that are not yet due or, if delinquent, that are being contested in good faith by appropriate proceedings by or on behalf of a Company and which are listed on Schedule 1.1(b);
(j)    with respect to any interest in the Assets acquired through compulsory pooling, integration, or a third party non-consent election, the failure of the applicable public records to reflect Bonanza as the owner of any Assets;
(k)    mortgages or deeds of trust burdening a lessor’s interest in the Assets;
(l)    rights of a common owner of any interest in rights of way, permits or easements held by a Company and such common owner as tenants in common or through common ownership;

(m)    any Encumbrance affecting the Assets that is discharged by the Selling Member or the Companies at or prior to Closing;
(n)    the terms of the Leases and the Material Agreements that individually or in the aggregate do not (i) materially interfere with the operation or use of any of the Assets (as currently operated and used) or the ability of a reasonably prudent operator to drill a well on a Lease and on lands pooled, unitized or communitized therewith, (ii) operate to reduce Bonanza’s Total Revenue Interest with respect to any Well, as to the Subject Depths of such Well, below the Total Revenue Interest of such Well set forth on Exhibit B-1 or Exhibit B-2, as applicable, or (iii) obligate Bonanza to bear a Working Interest with respect to any Well, as to the Subject Depths of such Well, in any amount greater than the Working Interest set forth on Exhibit B-1 or Exhibit B-2, as applicable, for such Well, except to the extent accompanied by at least a proportionate increase in the Bonanza’s Total Revenue Interest in such Well, as to the Subject Depths;
(o)    the fact that any Lease or Well, or any portion thereof or interest therein, is owned of record by either BCEU or BCER, so long as BCEU and BCER collectively own of record the Total Revenue Interest and Working Interest for the respective Well, as set forth on Exhibit B‑1 or Exhibit B-2, as applicable; and
(p)    (i) defects based upon (A) a gap in a Company’s chain of title in the applicable federal, state or county records, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman’s title chain, which documents shall be provided by Buyer to the Selling Member, (B) the lack of formal or informal probate proceedings, heirship proceedings, or similar proceedings, (C) the failure to recite marital status in any instrument, or to secure execution of any instrument by the owner of a dower or homestead interest, (D) the use of an affidavit of heirship or similar instrument of record to provide evidence of the death of an individual in the chain of title and their heirs or successors in interest, in each case, unless Buyer provides affirmative evidence that such defect results in another Person’s superior claim of title to the relevant Asset; (ii) defects arising out of lack of (A) corporate or other entity authorization or variance in entity name unless Buyer provides affirmative evidence that such defect results in another Person’s superior claim of title to the relevant Asset, or (B) a survey, unless a survey is expressly required by applicable Laws; (iii) defects that are defensible by possession under applicable Laws of limitations, adverse possession or prescription, (iv) defects resulting from failure to record releases of liens, production payments, mortgages or deeds of trust that have expired by their own terms; (v) defects arising from any change in applicable Law after the Closing Date; (vi) any Encumbrance, defect, or loss of title resulting from a Company’s conduct of Business in compliance with the terms of this Agreement; (vii) defects based solely on: (A) lack of information in the Selling Member’s or any Company’s files; (B) references to an unrecorded document(s) to which neither of the Companies nor any Affiliate is a party, if such document is not in the Records or in Selling Member’s, its Affiliates’ or any Company’s possession or control; or (C) Tax assessment, Tax payment or similar records (or the absence of such); (viii) defects arising from any prior oil and gas lease relating to the Lands not being surrendered or released of record, unless Buyer provides affirmative evidence that such prior oil and gas lease is still in effect or results in another Person’s claim of superior title to the relevant Well; (ix) defects that affect only which Person has the right to receive royalty payments (rather than the amount or the proper payment of such royalty payment); (x) defects arising out of a change in drilling or spacing units, tract allocation or other changes in pool or unit participation occurring after the Effective Time; (xi) defects arising out of the expiration of a Lease by its terms after the Closing Date; or (xii) defects specifically disclosed on Schedule 1.1(b).
“Person” shall mean any natural person, corporation, partnership, trust, limited liability company, court, agency, government, board, commission, estate or other entity or authority.
“Pre-Effective Time Tax Period” means any Tax Period ending on or before the Effective Time and the portion of any Straddle Period ending on the Effective Time.
“Property Taxes” means all ad valorem, real property, personal property, and all other Taxes and similar obligations, and any penalties, additions to Tax, and interest levied or assessed thereon, assessed against the Assets or based upon or measured by the ownership of the Assets, but not including Income Taxes, Severance Taxes, or Transfer Taxes.
“Release” means any release, discharge, emission, spilling, leaking, pumping, pouring, injecting, dumping, burying, leaching, migrating, abandoning or disposing into or through the environment of any Hazardous Substance, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance.
“Right” means any option, warrant, convertible or exchangeable security or other right, however denominated, to subscribe for, purchase or otherwise acquire any Security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.
“Securities” means any equity interests or other security of any class, any option, warrant, convertible or exchangeable security (including any membership interest, equity unit, partnership interest, trust interest) or other right, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency; provided, however, “Securities” expressly exclude any real property interests or interests in any Hydrocarbon leases, fee minerals, reversionary interests, non-participating royalty interests, executive rights, non-executive rights, Burdens, royalties and any other similar interests in minerals, overriding royalties, reversionary interests, net profit interests, production payments and other royalty burdens and other interests payable out of production of Hydrocarbons.
“Seller Hedges” means any Hedge Agreements burdening the Companies’ assets.
“Seller Indebtedness” means any Indebtedness for borrowed money incurred by or guaranteed by the Companies.

“Seller Taxes” means any (a) Income Taxes imposed by any applicable Law on the Selling Member, any of its Affiliates (other than the Companies) or any consolidated, combined or unitary group of which the Selling Member is or was a member; (b) any Asset Taxes allocable to the Selling Member pursuant to Section 6.4 (taking into account, and without duplication of, (i) such Asset Taxes effectively borne by the Selling Member as a result of adjustments to the Purchase Price made pursuant to Section 2.3 and/or Section 8.1, as applicable, and (ii) any payments made from one Party to the other in respect of Asset Taxes pursuant to Section 6.4(e)); (c) 50% of all Transfer Taxes; and (d) any Taxes (other than Taxes described in clauses (a), (b), or (c) of this definition) with respect to the Companies or the Assets for any Pre-Effective Time Tax Period.
“Seller Transaction Expenses” means all costs, fees and expenses incurred in connection with or in anticipation of the negotiation, execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the Transactions or in connection with or in anticipation of any alternative transactions considered by the Companies to the extent such costs, fees and expenses are payable or reimbursable by the Companies, including (a) all brokerage fees, commissions, finders’ fees or financial advisory fees so incurred, (b) the fees and expenses of Davis Graham & Stubbs LLP and all other fees and expenses of legal counsel, accountants, consultants and other experts and advisors so incurred, (c) all Change of Control Payments and (d) any fees and expenses owing to the Selling Member or its Affiliates under any agreements (whether or not arising in connection with this Agreement or the Transaction).
“Severance Taxes” means all extraction, production, excise, net proceeds, severance, windfall profit and all other Taxes and similar obligations, and any penalties, additions to Tax, and interest levied or assessed thereon, with respect to the Assets that are based upon or measured by the production of Hydrocarbons or the receipt of proceeds therefrom, but not including Property Taxes, Income Taxes, and Transfer Taxes.
“Specified Liabilities” means (a) Losses attributable to, arising out of, in connection with, based upon or related to personal injury (including death) or personal property damage resulting from events occurring prior to the Closing, (b) any Losses arising from any off-site disposal or transportation of Hazardous Substances prior to the Closing, (c) any civil or administrative fines or penalties or criminal sanctions imposed on the Selling Member, any of its Affiliates, their respective representatives or any Company arising out of or related to pre-Closing conduct in violation of, or that failed to comply with applicable Law, excluding Environmental Laws, (d) amounts payable to any Affiliate of the Selling Member with respect to the Companies or the Assets for any period prior to the Closing, including any pursuant to any Contracts with the Selling Member or any of its Affiliates, (e) failure to properly and timely pay, in accordance with the terms of any Lease, Contract or applicable Law, all Burdens (and related escheat obligations) and any other revenues from production of Hydrocarbons owed to third party working interest owners (in each case) with respect to the Assets that are due by the Selling Member, the Companies or any of their Affiliates and attributable to the period of Selling Member’s or the Companies’ direct ownership of the Assets prior to the Effective Time, (f) any pending or Threatened litigation arising or occurring prior to and as of the Closing Date against the Selling Member, the Companies or their Affiliates with respect to the Companies or the Assets or otherwise relating to the Assets, (g) any claim made by or on behalf of an employee or contractor of the Selling Member, the Companies or any of their

Affiliates arising from or relating to an employment or contracting relationship (or the termination thereof) with the Selling Member, the Companies or any such Affiliate, (h) any Operating Expenses incurred or arising in relation to the Assets prior to the Effective Time, (i) any employee benefit or compensation plan or arrangement sponsored, maintained or contributed to by Selling Member, the Companies or any of their Affiliates, including liability under Section 302 or Title IV of ERISA, Section 412 of the Code, Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, and liability with respect to a multiemployer plan (as defined in Section 3(37) of ERISA), (j) Losses arising from or relating to (x) assets owned or operated by any of the Companies prior to the Closing Date that do not constitute Assets as of the Closing Date and (y) any other historical liabilities of any of the Companies not attributable to the Assets but arising from or relating to periods prior to the Closing Date and, (k) any Indebtedness and Hedge Agreements with the Companies.
“Straddle Period” means any Tax Period beginning before and ending after the Effective Time.
“Subject Depths” means with respect to any Well, the currently producing formation, interval or zone, as of the Effective Time.
“Tax” or “Taxes” means (a) any taxes, assessments, fees and unclaimed property and escheat obligations, imposed by any Governmental Authority, including, but not limited to, net income, gross income, profits, gross receipts, net receipts, capital gains, net worth, doing business, license, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental, customs, duties, capital stock, stock, stamp, document, filing, recording, registration, authorization, franchise, excise, withholding, social security (or similar), fuel, excess profits, windfall profit, severance, extraction, production, net proceeds, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability, (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above, and (c) any transferee liability in respect of Taxes described in clauses (a) and (b) above or payable by reason of assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.
“Tax Period” means any period prescribed by any Taxing Authority for which a Tax Return is required to be filed or a Tax is required to be paid.
“Tax Return” means any return, report, declaration, or similar statement or form required to be filed with a Taxing Authority with respect to any Tax (including any attached schedules and related or supporting information), including any information return, claim for refund, amended return or declaration of estimated Tax, and including any amendment thereof.
“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax.
“Third Party” means any Person other than the Selling Member, Buyer or any of their respective Affiliates.

“Threatened” means that a claim, proceeding, dispute, action, or other matter has been made in writing to a Party or any of its officers, directors, or employees that would lead a prudent Person to conclude that such claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.
“Total Revenue Interest” means, with respect to any Well, the aggregate, without duplication, of the Net Revenue Interest and Company Royalty Interests owned by Bonanza in such Well.
“Transaction Documents” means this Agreement and the Ancillary Agreements.
“Transactions” means the Acquisition and the other transactions contemplated in this Agreement and the Ancillary Agreements.
“Transfer Taxes” means any sales, use, bulk transfer, conveyance, documentary transfer, stamp, recording, deed or other similar Tax imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to Tax or interest with respect thereto, but such term shall not include Income Taxes, Severance Taxes or Property Taxes.
“Transition Services Agreement” means a transition services agreement between the Selling Member and the Buyer, in the form attached hereto as Exhibit H.
“Working Interest” means, with respect to a Well, the interest in and to such Well that is burdened with the obligation to bear and pay costs and expenses for the maintenance, development, operation and plugging and abandonment of such Well.
ARTICLE 2
PURCHASE AND SALE
2.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from the Selling Member, and the Selling Member agrees to sell, assign and deliver to Buyer, all of the BCER Interests for the consideration specified in Section 2.2. The purchase and sale of the BCER Interests shall be effective as of the Effective Time.
2.2    Purchase Price. The total consideration for the BCER Interests shall be One Hundred Seventeen Million and No/100 Dollars ($117,000,000.00) (the “Purchase Price”). The Purchase Price shall be subject to adjustment in accordance with the terms and conditions set forth in this Agreement (as adjusted, the “Closing Amount”), and shall be payable as follows:
(a)    Simultaneously with the execution hereof, Buyer shall pay to the Selling Member the Closing Amount by wire transfer of immediately available funds.
(b)    Final adjustments to the Purchase Price shall be made pursuant to the Final Settlement Statement to be delivered pursuant to Section 8.1(a) and payments made by Buyer or the Selling Member as provided in Section 8.1(a).

2.3    Adjustments to Purchase Price and Preliminary Settlement. The Purchase Price shall be adjusted according to this Section 2.3 without duplication. A preliminary settlement statement (the “Preliminary Settlement Statement”) agreed upon by the Parties is attached hereto as Exhibit I. The Preliminary Settlement Statement sets forth the Purchase Price as adjusted as provided in this Section 2.3 using the best information available to the Parties as of the Closing. When available, actual figures have been used for the adjustment to the Purchase Price at Closing. To the extent actual figures are not available, estimated figures will be used subject to final adjustments in accordance with Section 8.1. For clarity, (i) the Selling Member (A) receives payment of all proceeds of production and other revenues and payables with respect to the Assets and the Companies and handles all associated accounts receivable, and (B) pays all Operating Expenses, Asset Taxes and other amounts payable with respect to the Assets and the Companies, and handles all associated accounts payable, (ii) the Companies do not maintain any bank accounts or hold cash, and (iii) separate financial statements are not prepared with respect to the Companies on a standalone basis, but rather the financial position of the Companies and the results of their operations are consolidated with the financial statements of the Selling Member or its parent.
(a)    Proration of Costs and Revenues.
(i)    Buyer’s Account. Except as expressly provided otherwise in this Agreement, Bonanza (and, indirectly, Buyer through its ownership of Bonanza) shall be entitled to (A) all production of Hydrocarbons from or attributable to the Leases, Lands, or Wells at and after the Effective Time (and all products and proceeds attributable thereto), (B) all income and proceeds attributable to all of BCEM’s gas purchase agreements at and after the Effective Time, and (C) all other income, proceeds, receipts and credits with respect to the Assets attributable to the period at and after the Effective Time; and Bonanza (and, indirectly, Buyer through its ownership of Bonanza) shall be responsible for (and entitled to any refunds with respect to) (by payment, through the adjustments to the Purchase Price under this Agreement or otherwise) all Operating Expenses (as defined in Section 2.3(b)) except for any Lease acquisition costs, in each case, attributable to any period at and after the Effective Time.
(ii)    Selling Member’s Account. Except as expressly provided otherwise in this Agreement, the Selling Member shall be entitled to collect and retain (A) all Hydrocarbon production from or attributable to the Leases, Lands, or Wells prior to the Effective Time (and all products and proceeds attributable thereto), (B) all income and proceeds attributable to the BCEM’s gas purchase agreements prior to the Effective Time and (C) all other income, proceeds, receipts and credits with respect to the Assets attributable to the period prior to the Effective Time; and the Selling Member shall be responsible for (and entitled to any refunds with respect to) (by payment, through the adjustments to the Purchase Price under this Agreement or otherwise) all Operating Expenses attributable to any period prior to the Effective Time. Buyer will (x) cause the Companies to cooperate with the Selling Member’s efforts to collect such accounts receivable and (y) remit to the Selling Member any such amounts paid directly to the Companies or Buyer, in each case, at no cost to Buyer or any Company.
(iii)    For purposes of allocating production (and accounts receivable with respect thereto), under this Section 2.3(a), (A) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Leases, Lands, or Wells when they pass through the pipeline connecting into the storage facilities into which they are run or into tanks connected to the Wells and (B) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Leases, Lands, or Wells when they pass through the royalty measurement meters, delivery point sales meters or custody transfer meters on the gathering lines or pipelines through which they are transported (whichever meter is closest to the well). The Selling Member shall use commercially reasonable efforts to utilize reasonable interpolative procedures, consistent with industry practice, to arrive at an allocation of production when exact meter readings or gauging and strapping data are not available. Selling Member shall provide to Buyer evidence of all meter readings and all gauging and strapping procedures conducted on or about the Effective Time in connection with the Assets, together with all data necessary to support any estimated allocation, for purposes of establishing the adjustment to the Purchase Price pursuant to Section 2.3(c)(iv).
(b)    Operating Expenses. The term “Operating Expenses” means all capital expenses and operating expenses incurred in the ownership, development and operation of the Assets and, where applicable, in accordance with any relevant operating agreement, if any, and all Lease acquisition costs, Lease rental and maintenance costs, and all Burdens incurred in connection with the Leases or the production and sale of Hydrocarbons therefrom; provided, however, that the term “Operating Expenses” does not include any Income Taxes, Asset Taxes or Transfer Taxes. “Operating Expenses” shall include Overhead Costs and any other monthly charges from the Selling Member or its Affiliates to the Companies.
(c)    Upward Adjustments. To calculate the Closing Amount or the Final Purchase Price, as applicable, the Purchase Price shall be adjusted upward, by the following:
(i)    an amount equal to (A) all proceeds attributable to the production of Hydrocarbons produced or allocable to the Assets during the period prior to the Effective Time actually received by or on behalf of Buyer (or any Company on and after the Closing Date), net of all Burdens, (B) all other income, proceeds, receipts and credits with respect to the Assets attributable to the period prior to the Effective Time actually received by or on behalf of Buyer (or any Company on and after the Closing Date) and (C) any other amounts actually received by or on behalf of Buyer (or any Company on and after the Closing Date) to which the Selling Member is entitled pursuant to Section 2.3(a)(ii) (without duplication with respect to amounts that have been accounted for in Selling Member’s favor under the Transition Services Agreement);
(ii)    the amount of all prepaid expenses of the Companies as of the Effective Time, and all prepaid expenses of the Companies incurred from and after the Effective Time prior to the Closing Date, in each such case to the extent attributable to post-Effective Time periods and that are not already included in Operating Expenses;
(iii)    an amount equal to all Operating Expenses, other than any Lease acquisition costs, Overhead Costs and any other general and administrative expenses, attributable to the period from and after the Effective Time that were actually paid by the Selling Member or any of its Affiliates (other than the Companies), including (A) Burdens and (B) rentals and other lease maintenance payments;
(iv)    an amount equal to the value of (A) all oil and other Hydrocarbons in pipelines, flowlines or in tanks above the pipeline sales connection (exclusive of any brine, sludge or water that may be present in the oil storage tanks), in each case that at the Effective Time, is credited to a Company’s interest in the Leases, Lands, or Wells and (B) all unsold inventory of gas plant products attributable to any Company’s interests in the Leases, Lands, or Wells at the Effective Time, each such value to be the contract price in effect as of the Effective Time or, in the absence of an applicable contract price, the average price per unit for sales of production for the calendar month in which the Effective Time occurs, net of amounts payable as Burdens on such production;
(v)    all amounts paid by the Selling Member or any of its Affiliates as a performance bond or security deposit outstanding at the Closing Date and attributable to the Assets that are transferable to the Companies and remain in place in favor of Buyer and the Companies after Closing;
(vi)    [RESERVED]
(vii)    to the extent that there are any pipeline Imbalances, if the net of such Imbalances is an overdelivery Imbalance (that is, at the Effective Time, the Companies have delivered more gas to the pipeline than the pipeline has purchased or redelivered for the Companies), an amount equal to the Companies’ applicable average price per unit for sales of production during the calendar month in which the Effective Time occurs, multiplied by the net overdelivery Imbalance in the appropriate units of measure consistent with such applicable average sales price;
(viii)    the amount of all Asset Taxes allocable to Buyer in accordance with Section 6.4 that are paid or payable by the Selling Member;
(ix)    the portion of the Overhead Costs attributable to the Assets from and after the Effective Time up to the Closing Date; and
(x)    any other amount provided for in this Agreement or otherwise agreed to in writing by the Parties as an upward adjustment to the Purchase Price.

(d)    Downward Adjustments. To calculate the Closing Amount or the Final Purchase Price, as applicable, the Purchase Price shall be adjusted downward, by the following:
(i)    an amount equal to (A) all proceeds attributable to the production of Hydrocarbons produced or allocable to the Assets during the period at and after the Effective Time actually received by the Selling Member or any Affiliate (other than any Company on and after the Closing Date), net of Burdens, and (B) all other income, proceeds, receipts and credits with respect to the Assets attributable to the period at or after the Effective Time actually received by the Selling Member or any Affiliate (other than any Company on and after the Closing Date) and (C) any other amounts actually received by the Selling Member or any Affiliate (other than any Company on and after the Closing Date) to which Buyer is entitled pursuant to this Section 2.3, in each case, for the avoidance of doubt, excluding any income, proceeds, receipts or credits received by Selling Member on or after the Closing Date that have been accounted for in Buyer’s favor under the Transition Services Agreement;
(ii)    an amount equal to all accounts payable and accrued expenses of the Companies as of the Closing Date, except to the extent the Purchase Price was adjusted for such accounts payable and accrued expenses pursuant to Section 2.3(d)(iii);
(iii)    an amount equal to all Operating Expenses attributable to the Assets for the period prior to the Effective Time that were not paid or borne by the Companies prior to Closing Date;
(iv)    the amount of all Asset Taxes allocable to the Selling Member in accordance with Section 6.4 that are paid or payable by the Buyer;
(v)    to the extent that there are any pipeline Imbalances, if the net of such Imbalances is an underdelivery Imbalance (that is, at the Effective Time, the Companies have delivered less Hydrocarbons to the pipeline than the pipeline has purchased or redelivered for the Companies), the Purchase Price shall be adjusted downward by the Companies’ applicable average price per unit for sales of production during the calendar month in which the Effective Time occurs multiplied by the net underdelivery Imbalance in the appropriate units of measure consistent with such applicable average sales price;
(vi)    an amount equal to the aggregate Suspense Amounts, as of the Closing Date;
(vii)    an amount equal to any unpaid Seller Transaction Expenses, any outstanding Seller Indebtedness and any Seller Hedges; and

(viii)    any other amount provided in this Agreement or otherwise agreed to in writing by the Parties as a downward adjustment to the Purchase Price.
(e)    Well Imbalance Adjustments. To calculate the Closing Amount, the Purchase Price will be adjusted downward or upward, as appropriate, by an amount equal to the well Imbalances existing as of the Effective Time multiplied by the average value on an MMbtu basis at the wellhead for sales of production by the Companies during the calendar month in which the Effective Time occurs.
(f)    Adjustments to Purchase Price. All adjustments to the Purchase Price shall be made (a) in accordance with the terms of this Agreement and, to the extent consistent with this Agreement, the Accounting Principles, and (b) without duplication (in this Agreement or otherwise).
2.4    Allocation of the Purchase Price. Solely for the purposes of the special warranty of title provided in Section 3.16, Buyer and the Selling Member have allocated the Purchase Price among the Assets as set forth on Schedule 2.4 (each such allocated amount, the “Allocated Value” of the respective Well).
ARTICLE 3
THE SELLING MEMBER’S REPRESENTATIONS AND WARRANTIES
The Selling Member makes the following representations and warranties to Buyer as of the Closing Date. The Assets operated by any Company shall be referred to as the “Properties.”
3.1    Organization/Qualification/Power. The Selling Member is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified to carry on its business in the States of Colorado and Arkansas. BCER is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified to carry on its business in the states where it is required to be so qualified. BCEU is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified to carry on its business in the states where it is required to be so qualified. BCEM is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified to carry on its business in the states where it is required to be so qualified. The Selling Member has delivered to Buyer a true and correct copy of the Governing Documents of each Company, including all amendments thereto, each in full force and effect on the date hereof. The Companies have all requisite limited liability company power and authority to carry on their business as presently conducted.
3.2    Authorization and Enforceability. The Selling Member has all requisite limited liability company power and authority to execute and deliver, as applicable, this Agreement and each of the agreements required to be executed and delivered by the Selling Member hereunder, to consummate the Transactions and to perform all the terms and conditions hereof and thereof to be performed by it under such agreements. The execution, delivery and performance of this Agreement and the Transactions are duly and validly authorized by all requisite limited liability company action on the part of the Selling Member. This Agreement has been duly executed and delivered by the Selling Member (and all Transaction Documents required to be executed and delivered by the Selling Member in connection with the Transactions are or shall be duly executed and delivered by the Selling Member). Assuming the due authorization, execution and delivery by Buyer, this Agreement and each of the Ancillary Agreements executed and delivered by the Selling Member in connection with the Transactions constitutes the Selling Member’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other Laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at Law.
3.3    Non-Contravention; No Conflicts. Assuming the receipt of all Transfer Requirements and the waiver of or compliance with all Preferential Purchase Rights, except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Selling Member or any Company, and the consummation of the Transactions do not (a) contravene, violate, conflict with, or result in a breach of any provision of the Selling Member’s or any Company’s Governing Documents, any Company or any resolution or consent adopted by the board of directors, manager or officers of the Selling Member or of any Company, or any agreement or instrument to which the Selling Member or any Company is a party or by which the Selling Member or any Company is bound, (b) except for Permitted Encumbrances, (i) result in the imposition, creation or continuance of any Encumbrance or (ii) trigger an outstanding security interest in the BCER Interests, (c) contravene, violate, conflict with, or result in a breach of any provision of any agreement or instrument to which the Selling Member or any Company is a party, (d) result in a breach or default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation, or acceleration or any other remedy or to obtain any relief under any of the terms, conditions or provision of any note, bond, mortgage, indenture, other financing instrument, or any Material Agreement to which the Selling Member or any Company is a party or by which it is bound (which shall not be satisfied, assigned, or terminated on or prior to the Closing as a result of the Transactions), (e) violate, in any material respect, any judgment, order, permit, license, ruling or decree of any Governmental Authority applicable to the Selling Member as a party in interest, (f) violate any Laws applicable to the Selling Member or to any Company, nor (g) provide any Person other than Buyer with the rights to exercise any right of first refusal to purchase or other right to purchase any of the Company Interests.
3.4    Membership Interests.
(a)    All of the Company Interests are duly authorized and validly issued, fully paid and non-assessable, and were issued in accordance with the Governing Documents of the applicable Company and all applicable Laws, and constitute 100% of the total issued and outstanding membership interests or other equity interests in the Companies. The holders of the Company Interests will have no obligation to make any further payments for the purchase of the Company Interests or contributions to capital solely by reason of their ownership of the Company Interests. The Company Interests were not issued in violation of any Right or in material violation of any provision of state or federal securities Law. There are no outstanding appreciation rights, redemption rights, repurchase rights, conversion or exchange rights, subscriptions, options, warrants or other arrangements, calls, subscription agreements, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights or commitments or other rights or contracts of any kind or character relating to or otherwise entitling any Person to receive any Securities in any Company or obligating any Company to issue, transfer, convey, assign, redeem or otherwise acquire or sell any Securities. Other than as may be set forth in the Companies’ Governing Documents (i) there are no agreements, written or oral, or proxies relating to the acquisition, redemption, disposition, voting or registration under applicable securities Laws of any security of any Company, (ii) the Selling Member does not own, directly or indirectly, any Securities, rights exercisable or convertible therefor, or commitments to acquire Securities in or to the Companies other than the Company Interests, and (iii) the Selling Member is not a party to any Contract that restricts the right to dispose or create an Encumbrance on any Company Interests or any part thereof or interest therein and (iv) no Securities of any of the Companies are reserved for issuance. The Company Interests are not subject to preemptive rights created by statute, any Company’s Governing Documents, or any agreement to which a Company is a party or by which it is bound. The Company Interests are vested in all respects and are not otherwise subject to any repurchase or redemption right. There are no declared or accrued but unpaid dividends or distributions with respect to the Company Interests.
(b)    The Selling Member owns beneficially and of record 100% of the membership interests in BCER, free and clear of all Encumbrances (other than restrictions on transfer pursuant to applicable securities Laws or the applicable Governing Documents of BCER) and the BCER Interests constitute all of the issued and outstanding Securities of BCER. BCER owns beneficially and of record 100% of the membership interests in each of BCEU and BCEM, in each case, free and clear of all Encumbrances (other than restrictions on transfer pursuant to applicable securities Laws or the applicable Governing Documents of BCEU and BCEM, as applicable). Except for BCER’s ownership of BCEU and BCEM, (A) since April 10, 2008, BCER does not own and has not owned any ownership interest in any other Person and (B) prior to April 10, 2008, BCER has not owned any ownership interest in any other Person to Selling Member’s Knowledge. Neither BCEU nor BCEM owns or has owned any ownership interest in any other Person. Schedule 3.4 sets forth (i) the amount and classification of each Company’s authorized and outstanding Securities, (ii) the record owner of each such Company’s Securities, (iii) the names of the officers, directors or managers of BCER and each other Company, and (iv) the jurisdictions in which BCER and each other Company is qualified or holds licenses to do business as a foreign entity.
3.5    Company Governing Documents. Except as set forth on Schedule 3.5, the Governing Documents of BCER, constitutes the legal, valid and binding obligation of the Selling Member and, to the Selling Member’s Knowledge, the other counterparties thereto (if any), in each case, in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other Laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at Law.

3.6    Financial Statements. Prior to the Closing, the Selling Member has delivered to Buyer complete and accurate copies of (a) the unaudited consolidated statement of operating income, excluding shared corporate overhead costs incurred in the Ordinary Course, such as general and administrative costs, of the Companies for the year ended December 31, 2017 and (b) the unaudited consolidated balance sheet of the Companies as at June 30, 2018 and the related statement of unaudited consolidated statement of operating income, excluding shared corporate overhead costs incurred in the Ordinary Course, such as general and administrative costs, of the Companies for the six (6) month period then ended (such statements, the “Financial Statements”). Except as set forth on Schedule 3.6, each of the Financial Statements has been prepared in accordance with the Accounting Principles consistently applied by the Selling Member and without modification of the Accounting Principles used in the preparation thereof throughout the periods presented, presents fairly in all material respects the financial position and results of operations of the Companies, except that the Financial Statements do not contain footnote disclosures and other presentation items. For the purposes hereof, the unaudited balance sheet of the Companies as at June 30, 2018 is referred to as the “Balance Sheet” and June 30, 2018 is referred to as the “Balance Sheet Date”.
3.7    No Undisclosed Liabilities. Except as otherwise described on Schedule 3.7, neither BCER nor any of the other Companies have any commitments, liabilities, obligations or Indebtedness, that are required by the Accounting Principles to be included on an unaudited balance sheet of BCER (and, if applicable, the other Companies), in each case, other than those items that (a) are reflected in, reserved against in the Balance Sheet, (b) are not, individually or in the aggregate, material to BCER and the other Companies, (c) are incurred in the Ordinary Course since the Balance Sheet Date, or (d) constitute Seller Transaction Expenses for which the Purchase Price has been adjusted pursuant to Section 2.3.
3.8    Liability for Brokers’ Fees. Neither the Selling Member, any Company nor any Affiliate of the Selling Member or any Company has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transactions for which Buyer shall have any responsibility whatsoever.
3.9    No Bankruptcy. There are no bankruptcy, reorganization, liquidation or receivership proceedings pending against, being contemplated by the Selling Member, its Affiliates, or any Company, or to the Knowledge of the Selling Member, Threatened against the Selling Member, its Affiliates or any Company.
3.10    Litigation. Except as set forth on Schedule 3.10,
(a)    there are no actions, suits or proceedings (including condemnation, expropriation, or forfeiture proceedings) (i) pending before any court or arbitrator or by or before any Governmental Authority against the Selling Member or any of its Affiliates seeking to prevent the consummation of the Transactions, (ii) relating to this Agreement, the consummation of the Transactions or the BCER Interests, or (iii) to the Knowledge of the Selling Member, Threatened by any Third Party or Governmental Authority against the Selling Member seeking to prevent the consummation of the Transactions, in each case, that would reasonably be expected to materially impair the Selling Member’s or any Company’s ability to consummate the Transactions; and

(b)    there are no material actions, suits or proceedings (including condemnation, expropriation, or forfeiture proceedings) (i) pending before any court or arbitrator or by or before any Governmental Authority against BCER or any of the other Companies, relating to the Business, any Company Interests, Securities of any Company, or any Asset, or (ii) to the Knowledge of the Selling Member, Threatened by any Third Party or Governmental Authority against BCER or any other Company relating to the Business, any Company Interests, Securities of any Company, or any Asset.
3.11    Compliance with Law. Except as set forth on Schedule 3.11:
(a)    the ownership of the Company Interests and the conduct of the Business on or prior to the Closing are not and have not been in violation of any applicable Laws (excluding Environmental Laws), in any material respect;
(b)    all permits, approvals and licenses required from Governmental Authorities pursuant to applicable Laws with respect to the ownership or operation of the Properties have been properly obtained and are in full force and effect and the Business and the Properties are in compliance, in all material respects, with all such permits, approvals and licenses; and
(c)    Notwithstanding the foregoing, this Schedule 3.11 does not relate in any way to (i) tax matters, which are addressed in Section 3.12 or (ii) Environmental Laws, which are addressed in Section 3.26.
3.12    Taxes.
(a)    All material Tax Returns with respect to the Companies or the Assets have been timely filed (taking into account applicable extensions of time to file) with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed and all such Tax Returns are true, correct and complete in all material respects. All Taxes due and payable with respect to the Companies or the Assets (whether or not shown or required to be shown on any Tax Returns) have been paid in full. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and payable, such Taxes have either been paid or properly accrued in accordance with GAAP.
(b)    All material Taxes required to be withheld with respect to the Companies or the Assets have been withheld and, to the extent required by Law, timely paid to the appropriate Taxing Authority or properly accrued.
(c)    There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Companies or the Assets.
(d)    There are no material security interests on any of the Assets of the Companies that arose in connection with Encumbrances or any failure (or alleged failure) to pay any Tax or file any Tax Return.

(e)    Neither Selling Member nor the Companies are a party to or bound by, in respect of the Companies or the Assets, any Tax allocation, Tax sharing or similar agreement, Tax indemnity obligation or similar agreement, or other agreement or arrangement with respect to Taxes that could affect the Tax liability of Buyer.
(f)    None of the Assets are subject to any tax partnership agreement or are otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.
(g)    Each of the Companies is, and has been since the date of its formation, properly classified as an entity disregarded as separate from its owner within the meaning of Treasury Regulation Section 301.7701-3 for U.S. federal Income Tax purposes.
Notwithstanding anything to the contrary set forth in this Agreement, this Section 3.12 and Section 3.31 contain the sole and exclusive representations and warranties of the Selling Member relating to Taxes.
3.13    Condition of Assets. Except as set forth in Schedule 3.13, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Companies are structurally sound, are in good operating condition and repair (subject to normal wear and tear), and are adequate for the uses to which they are being put, and none of such assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.
3.14    Transfer Requirements. Except (a) as set forth on Schedule 3.14, (b) for consents customarily obtained from or made or complied with any Governmental Authority following the Closing in transactions similar to the Transactions, and (c) under Contracts that are terminable upon not greater than thirty (30) days’ notice without payment of any fee, there are no restrictions on assignment, including requirements for approvals, consents, ratifications, waivers, filings with, or other authorizations (including any permit) from any Governmental Authority or other Person that is required to be obtained, made or complied with in connection with the Transactions (each a “Transfer Requirement”).
3.15    Preferential Purchase Rights. Except as set forth on Schedule 3.15, there are no preferential purchase rights, rights of first refusal, or other rights or agreements that enable any Person to purchase or acquire any of the Company Interests or any Asset or any interest therein or portion thereof that are applicable to the transfer of the BCER Interests or that are applicable to the execution or delivery of this Agreement or to the consummation of the Transactions (each, a “Preferential Purchase Right”).
3.16    Special Warranty of Title – Upstream Assets. The Selling Member represents and warrants and shall defend Defensible Title to the Assets unto Buyer against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under the Selling Member or any of its Affiliates (including the Companies) prior to the Closing Date, but not otherwise, subject, however, to the Permitted Encumbrances.

3.17    Material Agreements.
(a)    Schedule 3.17(a) sets forth, as of the Closing Date, all Contracts of the type described below (collectively, the “Material Agreements”):
(i)    any Contract that can reasonably be expected to result in aggregate payments by the Selling Member and/or the Companies of (A) more than $100,000 (net to the aggregate interest of the Selling Member and/or the Companies) in the Assets during the remainder of the current or any subsequent calendar year or (B) more than $200,000 (net to the aggregate interest of the Selling Member and/or the Companies) over the term of such Contract, in each case, based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues;
(ii)    any Contract that can reasonably be expected to result in aggregate revenues to the Selling Member and/or the Companies of (A) more than $100,000 (net to the aggregate interest of the Selling Member and/or the Companies in the Assets) during the remainder of the current or any subsequent calendar year or (B) more than $200,000 (net to the aggregate interest of the Selling Member and/or the Companies) over the term of such Contracts, in each case, based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues;
(iii)    any Contract that (A) is a Hydrocarbon purchase and sale, transportation, gathering, treating, processing, compression, marketing or similar Contract, including any Contract that includes an acreage dedication or minimum volume commitment, and (B) is not terminable without penalty upon thirty (30) days’ or less notice;
(iv)    any Contract that is (A) an indenture, mortgage, deed of trust, loan, credit or sale-leaseback agreement, guaranty of any obligation, bond, letter of credit, security interest, hedging or similar financial Contract, or (B) secured with mortgages or liens on the Assets;
(v)    any Contract that constitutes a lease under which the Selling Member or any Company is the lessor or the lessee of real or personal property, which lease (A) cannot be terminated by the Selling Member or such Company without penalty upon thirty (30) days’ or less notice, and (B) involves an annual base rental of more than $100,000 (net to the aggregate interest of the Selling Member and/or the Companies in the Assets) (without regard to any increase in price);
(vi)    any Contract that is a farmout agreement, farmin agreement, participation agreement, exploration agreement, development agreement, joint operating agreement, or unit agreement;

(vii)    any Contract between the Companies and the Selling Member or any Affiliate of the Selling Member that is not terminated as of the Closing;
(viii)    any Contract that provides for an area of mutual interest;
(ix)    any Contract that contains a non-compete agreement or otherwise purports to restrict, limit or prohibit the manner in which, or the locations in which, the Selling Member or any Company may conduct the Business;
(x)    partnership agreements, joint venture agreements and similar agreements;
(xi)    Contracts with remaining drilling or assignment obligations on the part of any party thereto and Contracts that would obligate Buyer or any Company to drill additional wells or conduct other material development operations after the Closing;
(xii)    Contracts providing for any call upon, option to purchase or similar rights with respect to the Assets or to the production therefrom or the processing thereof; and
(xiii)    any Contract containing a Tax partnership agreement.
(b)    Except as set forth on Schedule 3.17(b), (i) there exist no material defaults under the Material Agreements by the Selling Member or any Company or, to the Selling Member’s Knowledge, by any other Person that is a party to such Material Agreement, and (ii) no event has occurred that with notice or lapse of time or both would constitute any material default under any such Material Agreement by the Selling Member or any Company or, to the Selling Member’s Knowledge, any other Person that is a party to such Material Agreement. Prior to the Closing Date, the Selling Member and the Companies have made available for Buyer’s review true and complete copies of each Material Agreement and any and all amendments thereto.
3.18    Hydrocarbon Sales Contracts. Except any Imbalances or as set forth on Schedule 3.18, (a) no Company is obligated by virtue of a take-or-pay, advance payment, prepayment provision or other similar payment to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to such Company’s interests in the Properties at some future time without receiving full payment therefor at or after the time of delivery, and (b) to the Selling Member’s Knowledge, no Company is obligated by virtue of a take-or-pay, advance payment, prepayment provision or other similar payment to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to such Company’s interests in the Assets other than the Properties at some future time without receiving full payment therefor at or after the time of delivery.
3.19    Payout Status. Except as disclosed on Schedule 3.19, no operations are being conducted or have been conducted on the Assets with respect to which the Selling Member or any Company has elected to be a nonconsenting party under the applicable operating agreement or forced pooling statute and with respect to which the Selling Member’s or such Company’s rights have not reverted prior to the Closing Date. To the Selling Member’s Knowledge, Schedule 3.19 sets forth the “payout” balance, as of the dates set forth on such Schedule, for each Well subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms).
3.20    Gathering Systems.
(a)    The DM Gathering System is (i) in good working order and operating condition and repair (subject to normal wear and tear) and (ii) sufficient to permit Buyer to conduct the Business related to the operation of the DM Gathering System on the date immediately following the Closing Date as conducted by the Companies during the twelve (12) months preceding the Closing Date. The MP Gathering System is (i) in good working order and operating condition and repair (subject to normal wear and tear) and (ii) sufficient to permit Buyer to conduct the Business related to the operation of the MP Gathering System on the date immediately following the Closing Date as conducted by the Companies during the twelve (12) months preceding the Closing Date.
(b)    Subject to Permitted Encumbrances, BCER and each of its subsidiary Companies has good and marketable title (in accordance with the terms of the applicable Contract associated therewith) to, or a valid leasehold interest or sub-leasehold interest in, its respective tangible personal properties that are included in the Assets that are used, or held for use, in the conduct of the Business.
3.21    Insurance. Schedule 3.21 is a complete and accurate list of all risk property, general liability, third party offsite pollution liability, control of well, automobile liability, workers’ compensation and employers’ liability, umbrella/ excess liability and directors’ and officers’ liability insurance held by each Company as of the Closing Date (collectively, the “Insurance Policies”). All of the Insurance Policies are in full force and effect and there is no material claim pending under any such Insurance Policies as to which coverage has been denied by the insurer other than customary indications as to reservation of rights by insurers listed on Schedule 3.21, and neither the Selling Member, any Affiliate nor any Company has received written notice of cancellation of any such Insurance Policies.
3.22    Outstanding Capital Commitments. Except as set forth on Schedule 3.22, there are no outstanding authorizations for expenditure or similar requests to drill or rework any Well, or for other capital expenditures or invoices for funding or participation for capital contributions under any Contract that are binding on BCER or any other Company or the Gathering Systems, and in each case, that the Selling Member reasonably anticipates will individually require an expenditure by BCER or any other Company attributable to periods on or after the Effective Time in excess of One Hundred Thousand Dollars ($100,000), net to the interest of BCER or such other Company.
3.23    Suspense Amounts; Royalties; Payment of Expenses. Schedule 3.23(a) sets forth all funds held by BCEI, the Selling Member or any other Affiliate of Selling Member on behalf of any Company in suspense with respect to the Assets and/or owed to Third Parties (the “Suspense Amounts”) as of June 30, 2018. All Suspense Amounts are being held in suspense in material compliance with applicable Laws and Leases. Except for the Suspense Amounts, the Companies have duly and properly paid (or caused to be duly and properly paid) all Burdens with respect to production of Hydrocarbons prior to the Effective Time in all material respects, or if not duly and properly paid, are contesting such Burdens in good faith in the Ordinary Course. To the Selling Member’s Knowledge, all expenses (including all bills for labor, materials and supplies used or furnished for use in connection with the Assets, but excluding Asset Taxes) relating to the ownership or operation of the Assets prior to the Effective Time, and for which the Selling Member or any Company has received a bill, invoice or other written request for payment have been, and are being, paid or caused to be paid (timely, and before the same become delinquent) by the Selling Member or such Company in all material respects, except such expense as are disputed in good faith by the Selling Member or such Company in the Ordinary Course and for which an adequate accounting reserve has been established by the Selling Member or such Company, and any such disputes being set forth on Schedule 3.23(b).
3.24    Imbalances. Schedule 3.24 sets forth all Imbalances existing as of the Effective Time with respect to the Assets.
3.25    Intellectual Property.
(a)    No material registrations or applications for registration are included in any Intellectual Property Rights held by BCER or any Company. BCER and the other Companies own, license or otherwise have a valid right to use, free and clear of all Encumbrances (other than Permitted Encumbrances), all material Intellectual Property Rights necessary to conduct the Business as conducted as of the Closing.
(b)    The conduct of the Business as currently conducted has not infringed or misappropriated any Intellectual Property Right of any Third Party in any material respect.
(c)    The consummation of the Transactions will not result in the loss or impairment of any material right of any of the Companies to own, use, practice or exploit any Intellectual Property Rights held by or licensed to BCER or any of the other Companies (excluding licenses for commercially available, “off-the-shelf” software).
3.26    Environmental Matters. Except as described on Schedule 3.26, (a) there are no investigations, actions, suits, proceedings, written notices, claims or demands pending or, to the Selling Member’s Knowledge, Threatened with respect to the Companies, the Business or the Assets alleging material violations of, or material liabilities under, Environmental Laws, or claiming remediation obligations under Environmental Laws, (b) to Selling Member’s Knowledge, the ownership of the Company Interests and the conduct of the Business is in compliance with applicable Environmental Laws in all material respects, (c) to Selling Member’s Knowledge, all permits, approvals and licenses required from Governmental Authorities under Environmental Laws with respect to the ownership or operation of the Properties have been properly obtained and are in full force and effect and the Business and the Properties are in compliance in all material respects with all such permits, approvals and licenses and (d) to the Selling Member’s Knowledge, there has been no Release of Hazardous Substances on, at, under or from the Assets, except as would not reasonably be expected to give rise to any material liability under Environmental Law.

3.27    Governmental Authorizations. Except as described on Schedule 3.27, each of the Companies have timely filed for or obtained and are maintaining all material federal, state and local governmental licenses, permits, orders, legally enforceable policies, exemptions, variances, waivers, authorizations, certificates, and consents that are presently required for the operation of the Assets as currently operated by each Company (collectively “Governmental Authorizations”).
3.28    Hedge Agreements. Neither the Assets nor the production therefrom are subject to any Hedge Agreements with respect to which Buyer or any Company will have any obligations after the Closing Date.
3.29    Books and Records. The minute books of each Company contain complete and accurate records of all meetings held and action taken by the members of each such Company in all material respects. The Companies maintain all books of account and other business records (including the Records) required by applicable Law or necessary to conduct the Business of such Company in accordance with the past practices of such Person, consistently applied.
3.30    Bank Accounts; Power of Attorney. Schedule 3.30 sets forth a true and complete list of all deposit, demand, savings, passbook, security or similar accounts maintained by BCER or any of the other Companies with any bank or financial institutions, the names and addresses of the banks or financial institutions maintaining each such account and the authorized signatories on each such account.
3.31    Employee Matters.
(a)    No Company or subsidiary thereof employs, or has previously employed, or has any liability with respect to the employment of, any individual. The only service providers to each Company or subsidiary thereof are officers who provide services solely in such capacity and do not receive direct remuneration from any Company or subsidiary thereof.
(b)    Schedule 3.31(b) contains a true and complete listing of every employee and independent contractor of BCEI or the Selling Member, as of the date hereof, who renders material services primarily with respect to the Business and includes for each such individual: (i) employee ID number, (ii) name of employing entity, (iii) date of hire/engagement, (iv) job title, (v) work location, and (vi) annual salary or hourly rate. The employees and independent contractors named in Schedule 3.31(b) are the only persons employed or engaged by BCEI, the Selling Member or any of their Affiliates to work in the Business.
(c)    No Company or subsidiary thereof sponsors, maintains, or contributes to, or has previously sponsored, maintained or contributed to, or otherwise has any liability with respect to, any employee benefit or compensation plan, or arrangement, including any pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity or other equity, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement, in each case whether or not reduced to writing and whether funded or unfunded. None of BCEI, the

Selling Member, any Company or any ERISA Affiliate (i) sponsors or contributes to, or has any liability with respect to, any employee benefit plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, or (ii) has incurred any liability on account of a violation of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code. Each employee benefit plan sponsored or maintained by BCEI, the Selling Member or any of their Affiliates that is intended to be qualified under Section 401(a) of the Code, is to the Knowledge of the Selling Member, so qualified and has received a currently effective favorable determination letter, or is entitled to rely on an opinion letter, from the Internal Revenue Service. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any Available Employee to severance pay, unemployment compensation or any other payment or benefit or (ii) accelerate the time of payment, funding or vesting or increase the amount of compensation due to any such employee. The consummation of the transactions contemplated hereby will not, either alone or in combination with another event, result in any payment or benefit constituting a “parachute payment” for purposes of Section 280G of the Code. None of BCEI, Selling Member of any of their Affiliates has any obligation to make a “gross-up” or similar payment to any Available Employee in respect of any Taxes that may become payable under Section 4999 or 409A of the Code.
(d)    None of BCEI, the Selling Member or any Company is or has been a party to, is or has been bound by, is or has been negotiating, or has been asked to negotiate any labor or collective bargaining agreement or other agreement or understanding with any labor organization applicable to any Available Employee or other employee who provides services with respect to the Business, and, to the Knowledge of the Selling Member, there are no labor organization demands for recognition, applications for certification of a collective bargaining agent, or other union organizing activity with respect to any Available Employee or other employee who provides services with respect to the Business. There is not, and since June 1, 2018, there has not been, any labor strike, dispute, material labor dispute, work stoppage or lockout pending, or, to the Knowledge of the Selling Member, Threatened against or affecting any Company.
(e)    With respect to the Available Employees, BCEI and the Selling Member are and at all times during the three-year period prior to the date of this Agreement have been in compliance, in all material respects, with all applicable Laws governing the employment of labor and the withholding of taxes, including all contractual commitments and all such laws relating to wages, hours, affirmative action, harassment, work authorization, collective bargaining, discrimination, civil rights, safety and health, immigration, workers’ compensation and the collection and payment of withholding and/or Social Security taxes and similar Taxes. As of the date of this Agreement, there are no amounts due to Available Employees for accrued salaries, bonuses, commissions, wages, severance and accrued vacation pay that will result in liability to Buyer after the Closing. There are no pending or, to the Knowledge of the Selling Member, Threatened proceedings against the Selling Member or any of its Affiliates by or on behalf of any Available Employee or any class or collective that would or may reasonably include any Available Employee.

3.32    Assets. Except as set forth in Schedule 3.32, all of the Assets described in subsections (a)(i) through (xiii) of the definition of “Assets,” all of the Assets comprising the Gathering Systems, and all other assets related to such Assets, including all accounts receivable, and Intellectual Property Rights (including any seismic data), are owned by and are in the custody of the Companies, and no other Affiliate of Selling Member owns or is in custody of any such Assets.
3.33    Casualty Losses. From the Effective Time until the Closing Date there has not been any Casualty Losses and, to Selling Member’s Knowledge, no Casualty Losses are Threatened with respect to the Assets.
3.34    Effect of Disclosure. Inclusion of a matter on a Schedule to a representation or warranty which addresses matters having a materiality qualifier shall not be deemed an indication that such matter is material. Likewise, the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule. Matters may only be disclosed on a Schedule to this Agreement for information purposes only. All Section headings in the Schedules correspond to the Sections of this Agreement, but information in any Section of the Schedules shall constitute disclosure for purposes of each other Section of the Schedules where the relevance of such disclosure to any other Section of the Schedules is reasonably apparent on its face.
3.35    Anti-Money Laundering, Anti-Corruption and Economic Sanctions.
(a)    Neither Selling Member nor any Person directly or indirectly controlling or owning a 10% or greater interest in Selling Member (collectively, a “Seller Owner”) is a Person that is the subject of any economic/financial sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including without limitation a Peron that is (1) named on OFAC’s Specially Designated Nationals and Blocked Persons (“SDN”) List or (2) resident or organized, as applicable, in a country, territory or region that is the subject of comprehensive territorial OFAC sanctions (currently, Crimea, Cuba, Iran, North Korea and Syria, each a “Sanctioned Country”).
(b)    The Company Interests have at all times been operated in compliance with the economic/financial sanctions administered or enforced by OFAC, and no Company Interests are subject to blocking or is otherwise impaired under any such sanctions. Selling Member represents that, in the performance of this Agreement, it has conducted its business in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.
(c)    Neither Selling Member nor Selling Member’s equityholders, Affiliates, officers, directors and employees, nor Selling Member’s agents or representatives, if any, nor any Seller Owner, nor any Person providing funds to Selling Member in connection with the Transaction contemplated hereby (i) is in violation of, is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering or any violation of any Anti-Money Laundering Laws or any violation of any Anti-Corruption Laws, (ii)  has been assessed civil or criminal penalties under any Anti-Money Laundering Laws or any Anti-Corruption Laws, or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws or any Anti-Corruption Laws.
(d)    Neither Selling Member nor Selling Member’s equityholders, Affiliates, officers, directors and employees, nor Selling Member’s agents or representatives, if any, has taken nor will take any action in furtherance of an offer, payment, promise to pay, receipt, acceptance or authorization of the payment or giving or receiving of anything of value, either directly or indirectly, to or from any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage.
(e)    Selling Member will not directly or indirectly (i) use the proceeds of the sale, or (ii) lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate any Anti-Money Laundering Laws or Anti-Corruption Laws.
3.36    Certain Disclaimers.
(a)    EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS ARTICLE 3, (i) THE SELLING MEMBER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AND (ii) THE SELLING MEMBER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO SUCH PERSON BY ANY MEMBER OF SELLER INDEMNIFIED PARTIES).
(b)    EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS ARTICLE 3, WITHOUT LIMITING THE GENERALITY OF SECTION 3.36(a), THE SELLING MEMBER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, ORAL OR WRITTEN, AS TO (i) TITLE TO ANY OF THE ASSETS, (ii) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (iii) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (iv) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (v) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS OR IN PAYING QUANTITIES, (vi) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (vii) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THE SELLING

MEMBER, ANY COMPANY, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY THIRD PARTIES WITH RESPECT TO THE ASSETS, (viii) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS (INCLUDING, ANY BUYER’S REPRESENTATIVE) IN CONNECTION WITH THE TRANSACTION OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES, AND BUYER (FOR ITSELF AND ON BEHALF OF ITS AFFILIATES) WAIVES ALL RIGHTS OF A PURCHASER UNDER LAW TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE OR OTHER CONSIDERATION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE BCER INTERESTS AND THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.
(c)    EXCEPT AS AND TO THE EXTENT EXPRESSLY PROVIDED IN THIS ARTICLE 3 AND ARTICLE 9 OF THIS AGREEMENT, THE SELLING MEMBER SHALL NOT HAVE ANY LIABILITY IN CONNECTION WITH AND HAVE NOT AND WILL NOT MAKE (AND HEREBY DISCLAIMS) ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, HAZARDOUS SUBSTANCES, HYDROCARBONS OR NORM (OR THE RELEASE OR THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCES, HYDROCARBONS OR NORM INTO THE ENVIRONMENT) OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND BUYER SHALL BE DEEMED TO BE TAKING THE BCER INTERESTS AND THE ASSETS “AS IS” AND “WHERE IS” FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION.
(d)    THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 3.36 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY LAW.
ARTICLE 4
BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer makes the following representations and warranties:
4.1    Organization and Standing. Buyer is a Delaware limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and is duly qualified to carry on its business in each state where failure to be so qualified could adversely affect the Assets or the consummation of the Transactions.
4.2    Power. Buyer has the requisite limited liability company power and authority to execute and deliver this Agreement and perform its obligations under this Agreement.
4.3    Authorization and Enforceability. The execution, delivery and performance of this Agreement and the agreements to be executed and delivered by Buyer hereunder and the Transactions contemplated hereby and thereby have been duly and validly authorized by all requisite limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer (and all Transaction Documents required to be executed and delivered by Buyer in connection with the Transactions are or shall be duly executed and delivered by Buyer). Assuming the due authorization, execution and delivery by the Selling Member and each Company, this Agreement and each of the Ancillary Agreements executed and delivered by Buyer in connection with the Transactions constitutes Buyer’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other Laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at Law.
4.4    Liability for Brokers’ Fees. Neither Buyer nor any Affiliate of Buyer has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transactions for which the Selling Member or any Company shall have any responsibility whatsoever.
4.5    Litigation. There is no action, suit, proceeding, claim or investigation by any Person or Governmental Authority pending or, to Buyer’s Knowledge, Threatened against it before any Governmental Authority that materially impedes or is likely to materially impair Buyer’s ability to consummate the Transactions.
4.6    No Violation. The execution, delivery and performance of this Agreement by Buyer will not (a) violate any provision of Buyer’s Governing Documents, (b) violate, or be in conflict with, any provision of any agreement or instrument to which Buyer is a party, or require any consent, approval, authorization or permit of, or filing with or notification to, any Person, (c) to Buyer’s Knowledge, violate or be in conflict with any judgment, decree or order applicable to Buyer as party in interest or any Law applicable to Buyer, in each case, except for any matters as would not, individually or in the aggregate, reasonably be expected to adversely affect Buyer’s ability to consummate the Transactions and perform its obligations under this Agreement.
4.7    Securities Laws; Accredited Investor Status. Buyer acknowledges that the BCER Interests are “securities” under the Securities Act of 1933, as amended (the “Securities Act”), and certain applicable state securities or “Blue Sky Laws” and that resale thereof may therefore be subject to the registration requirements of such acts. The BCER Interests are being acquired solely for Buyer’s own account for the purpose of investment and not with a view to resell, distribute or grant a participation therein in violation of any securities Laws. Buyer is an “accredited investor” as such term is defined in Regulation D of the Securities Act. Buyer is able to bear the economic risk of holding the BCER Interests for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.
4.8    Financial Resources. Buyer has the financial resources available to close the Transactions without any financing contingency and to perform its post-Closing obligations hereunder.
4.9    Buyer’s Evaluation.
(a)    Review. Buyer is experienced and knowledgeable in the oil and gas business and is aware of its risks. Buyer acknowledges that neither the Selling Member nor any Company has made any representations or warranties as to the Records except as otherwise provided herein and that Buyer may not rely on any of the Selling Member’s nor any Company’s estimates with respect to reserves, the value of the Assets, projections as to future events or other internal analyses or forward-looking statements.
(b)    Independent Evaluation. Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, Tax or other consequences of this transaction including without limitation its own estimate and appraisal of the extent and value of the Hydrocarbon reserves associated with the Assets.
(c)    Buyer’s Acknowledgement of Use of the Assets. Buyer acknowledges and affirms that the Assets have been used for the exploration, development, and production of Hydrocarbons and possibly for the storage and disposal of Hydrocarbons, produced water, Hazardous Substances, or other substances related to standard oil field operations. Physical changes in, on, or under the Assets or adjacent lands may have occurred as a result of such uses. The Assets also may contain previously plugged and abandoned wells, buried pipelines, storage tanks and other equipment, whether or not of a similar nature, the locations of which may not now be known by the Selling Member or be readily apparent by a physical inspection of the Assets.
(d)    Asbestos, NORM, and other Hazardous Substances. Buyer acknowledges and affirms that some Equipment included in the Assets may contain asbestos, NORM, and Hazardous Substances. In this regard, Buyer expressly understands that NORM may affix or attach itself to the inside of wells (including the Wells), materials and Equipment as scale or in other forms, and that wells (including the Wells), materials and equipment located on the Assets or included in the Assets may contain NORM. Buyer also expressly understands that special procedures may be required for the assessment, remediation, removal, transportation and disposal of asbestos, NORM, and Hazardous Substances from the Assets.

ARTICLE 5
COVENANTS AND AGREEMENTS
5.1    Covenants and Agreements of the Parties.
(a)    Mutual Releases.
(i)    At Closing, each of Selling Member, BCER, BCEU and BCEM shall enter into the Mutual Release substantially in the form of Exhibit J-1, which will be effective as of Closing.
(ii)    At Closing, BCER, BCEU and BCEM shall execute, and Selling Member shall cause the current directors, managers and officers set forth on Schedule 5.1(a)(ii) (the “Resigning Directors and Officers”) to execute, the D&O Mutual Release substantially in the form of Exhibit J-2, which will be effective as of Closing.
(b)    Publicity. No press release or public announcement related to this Agreement or the Transactions contemplated herein shall be issued or made by any Party without the prior written consent of the other Parties, unless required by Law or stock exchange rules in which case Buyer and the Selling Member shall both have the right to review such press release, announcement or communication prior to issuance, distribution or publication.
(c)    Employee Matters. Prior to the Closing Date, Buyer or one of its Affiliates has offered employment to certain of the Available Employees. Such offers of employment were made (i) contingent on the Closing and on the Available Employee satisfying Buyer’s generally applicable background checks, drug screens, work authorization verification and similar requirements and other requirements to execute and deliver non-competition, non-solicitation, confidentiality or other similar agreements and (ii) on terms and conditions set by Buyer in its sole discretion. Available Employees who accept Buyer’s employment offer are referred to herein as “Offered Employees”. Selling Member and its Affiliates shall continue to provide to each Offered Employee the employee benefits that were provided to such Offered Employee immediately prior to the Closing until the earlier of August 31, 2018 or the date on which Buyer notifies Selling Member in writing that such Offered Employee will be covered by employee benefits of Buyer or its contractor or Affiliate.
(d)    Non-Solicitation. In partial consideration of the representations, warranties and covenants provided herein, the Selling Member agrees that for a period ending twelve (12) months from the Closing Date the Selling Member and its Affiliates shall not, directly or indirectly solicit for hire any of the Offered Employees hired by Buyer; provided, however, that a general non-personal solicitation by means of advertising in any medium or solicitation or search by an employment agency or recruiting firm that is not directed by the Selling Member or any of its Affiliates to solicit the employee shall not constitute a breach of this Section 5.1(d).

(e)    Directors and Officers Insurance. As of the Closing Date, the Parties agree that the current executive liability primary insurance policy (the “Policy”) of Bonanza Creek Energy, Inc., a Delaware corporation and the sole owner of Selling Member (“BCEI”), provides coverage for all former subsidiary entities for wrongful acts occurring before such subsidiary entity ceased being a subsidiary. Selling Member covenants that it will (or will cause BCEI to) maintain and pay for one or more executive liability primary insurance policies with substantially similar coverage to the Policy or, in the event of any lapse or material change to such policy, that it will obtain and fully pay for a “tail” insurance policy with (i) a claims period of at least six (6) years from the Closing Date, (ii) at least substantially similar coverage and amount and containing terms and conditions that are not less advantageous to the directors and officers of the Companies as the Policy with respect to claims, including (iii) with respect to claims arising from or relating to the Companies’ employment practices and fiduciary duties, and related to arising out of or relating to events which occurred before or at the Closing Date (including in connection with the Transactions).
(f)    Leased Vehicles. Selling Member shall use commercially reasonable efforts, which shall not include the payment of any consideration, to assist Buyer in affecting the transfer (the “Vehicle Transfer”) of the leased vehicles that are used in the operation of the Business to the Companies following the Closing, including with respect to the leased vehicles listed on Schedule 5.1(f). Buyer acknowledges and agrees that (i) notwithstanding anything to the contrary herein, the Master Equity Lease Agreement between Enterprise FM Trust and BCEI, effective 1/31/2014, pursuant to which the leased vehicles are leased to BCEI (the “Enterprise Vehicle Lease”), shall not be assigned to Buyer, the Companies, nor any Affiliate of Buyer or the Companies and shall be retained by BCEI, and (ii) following the Closing and until the Vehicle Transfer is completed, Selling Member shall make such leased vehicles available to Buyer and the Offered Employees in connection with the operation of the Business; provided that Buyer shall indemnify and hold Selling Member and BCEI harmless from any and all Losses of Selling Member or BCEI attributed to the operation of such leased vehicles by Buyer, the Companies, or any of their employees, agents or representatives from and after the Closing.
(g)    Title Curative. Prior to the Execution Date, Buyer and Selling Member have been discussing the curative and cleanup of certain title matters identified by Buyer in its diligence review, as provided by Buyer to Selling Member in writing prior to the Execution Date. Following the Execution Date and until Selling Member ceases to perform Land Administrative Services (as such term is defined in the Transition Services Agreement) pursuant to the Transition Services Agreement, Selling Member shall use commercially reasonable efforts, which shall not include the payment of any consideration, to assist Buyer in curing or cleaning up such title matters (including by providing records and other documentation in the possession or control of Selling Member or its Affiliates).
5.2    Preparation of Financial Statements. From and after the Closing Date until the date that is three (3) years following the Closing Date, the Selling Member shall (and shall use commercially reasonable efforts to cause its respective Affiliates and its respective officers, directors, managers, employees, agents and representatives to use commercially reasonable efforts

to) make available to Buyer during normal business hours, upon Buyer’s request, copies of any and all books, records, information and documents that are attributable to the Companies and the Assets and in the Selling Member’s or any of its Affiliates’, or their respective representatives’, possession or control if reasonably required by Buyer and its Affiliates in connection with Buyer’s and its Affiliates’ Tax, financial, or other reporting requirements and audits. Notwithstanding the foregoing, nothing herein shall expand the Selling Member’s representations or warranties set forth in this Agreement.
ARTICLE 6
TAX MATTERS
6.1    Intended Tax Treatment. The Parties agree that because each of the Companies is a single-member limited liability company that is wholly-owned (directly or indirectly) by the Selling Member, (a) each of the Companies is disregarded as an entity separate from its owner for United States federal Income Tax purposes and (b) the acquisition by Buyer of the BCER Interests is treated as an acquisition by Buyer of the assets of the Companies for United States federal Income Tax purposes (collectively, the “Intended Tax Treatment”). Neither Buyer nor the Selling Member shall take any actions which are inconsistent with the Intended Tax Treatment unless required by Law. Neither Buyer nor the Selling Member shall take any position on any Tax Return or other similar document, or take any other Tax reporting position, for United States federal, state and local Income Tax purposes, that is inconsistent with the Intended Tax Treatment.
6.2    Tax Returns. Subject to Section 6.3, the Selling Member shall prepare and file all Tax Returns of the Companies or related to the Assets required to be filed on or before the Closing Date; provided, however, with respect to Tax Returns other than Income Tax Returns to be filed by the Selling Member or its Affiliates (other than the Companies), such Tax Returns shall be prepared in accordance with past practices. Subject to Section 6.3, Buyer shall prepare and file all Tax Returns of the Companies or related to the Assets required to be filed on or after the Closing Date. Buyer shall prepare all Tax Returns for Straddle Periods on a basis consistent with past practice. Buyer shall deliver Tax Returns for Straddle Periods to the Selling Member for its review at least forty-five (45) days prior to the due date of such Tax Returns. If the Selling Member disputes any item on such Tax Returns, it shall notify Buyer of such disputed item (or items) and the basis for its objection within fifteen (15) days of receipt of such Tax Return from Buyer. The Parties will act in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed. From and after the Closing, none of Buyer, the Companies or any of their respective Affiliates shall file any amended Tax Return of the Companies or related to the Assets for any Pre-Effective Time Tax Period, or change any Tax election of the Companies or relating to the Assets for any Pre-Effective Time Tax Period, without the Selling Member’s prior written consent, which consent shall not be unreasonably withheld or delayed.
6.3    Transfer Taxes. Notwithstanding any requirement of Law, and notwithstanding anything else to the contrary in this Agreement, Buyer and the Selling Member shall each be liable for, timely pay and shall indemnify the Selling Member (in the case of Buyer’s obligation) or Buyer (in the case of the Selling Member’s obligation), as applicable, for, 50% of any Transfer Taxes. Buyer shall timely file all Tax Returns required to be filed in respect of Transfer Taxes. Buyer’s preparation of any Tax Returns for Transfer Taxes shall be subject to the Selling Member’s reasonable approval, which approval shall not be unreasonably withheld or delayed. The Selling Member and Buyer shall reasonably cooperate with each other to share information reasonably needed for the preparation and filing of Tax Returns and other documentation relating to Transfer Taxes as may be required by applicable Law.
6.4    Apportionment of Asset Taxes.
(a)    All Property Taxes attributable to the ownership or operation of the Assets on or prior to the Effective Time shall be the responsibility of the Selling Member and all deductions, credits or refunds pertaining to the aforementioned Taxes, no matter when received, belong to the Selling Member. All Property Taxes attributable to the ownership or operation of the Assets after the Effective Time are the responsibility of Buyer, and all deductions, credits or refunds pertaining to the aforementioned Taxes, no matter when received, belong to Buyer. Property Taxes shall be prorated per day and allocated to the period before, or after, the Effective Time.
(b)    Severance Taxes shall be deemed attributable to the period during which the production of the Hydrocarbons with respect to such Severance Taxes occurred, and liability therefor shall be allocated to the Selling Member for production produced on or prior to the Effective Time and to Buyer for production produced after the Effective Time.
(c)    For purposes of determining the allocations described in Sections 6.4(a), the portion of any such Taxes that are allocable to the portion of the Straddle Period ending on the Effective Time shall be deemed to be the amount of such Taxes for the entire Straddle Period (or in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Effective Time and the denominator of which is the number of days in the entire Straddle Period. For purposes of clause (i) of the preceding sentence, any exemption, deduction, credit or other item (including the effect of any graduated rates of Tax) that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Effective Time on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period times a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Effective Time and the denominator of which is the number of days in the entire Straddle Period.
(d)    To the extent the actual amount of an Asset Tax is not determinable at the time an adjustment to the Purchase Price is to be made with respect to such Asset Tax pursuant to Section 2.3 and/or Section 8.1, as applicable, (i) the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment, and (ii) upon the later determination of the actual amount of such Asset Tax, timely payments will be made within five (5) days from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Article VI.

(e)    Buyer shall be entitled to all rights to any refunds of Asset Taxes allocable to Buyer pursuant to Sections 6.4(a) and (b) regardless of when received. The Selling Member shall be entitled to all rights to any refunds of Asset Taxes allocable to the Selling Member pursuant to Sections 6.4(a) and (b). If a Party or any of its Affiliates receives a refund of Asset Taxes to which the other Party is entitled pursuant to this Section 6.4(a), such receiving Party shall forward to the other Party the amount of such refund within thirty (30) days after such refund is received, net of any reasonable costs or expenses incurred by such receiving Party in procuring such refund.
6.5    Allocations for Federal Income Tax Purposes. The Parties acknowledge that, under Section 1060 of the Code, the Parties must report information regarding the allocation of the Purchase Price and any other amounts treated as consideration for federal Income Tax purposes (collectively, the “Allocation Amount”) to the United States Secretary of Treasury by attaching Department of Treasury, Internal Revenue Service, Form 8594 to their federal Income Tax Returns for the Tax Period which includes the Closing Date. The Parties agree that the Allocation Amount shall be allocated among the Assets for Tax purposes in accordance with an allocation schedule substantially consistent with Schedule 2.4 (the “Allocation Schedule”). The Allocation Schedule shall be revised in a manner consistent with Section 1060 of the Code to take into account any adjustments to the Purchase Price pursuant to this Agreement, including any indemnification payments pursuant to Article 9. The Parties shall each prepare their respective Forms 8594 with respect to transactions contemplated by this Agreement in a manner consistent with the Allocation Schedule. The Parties shall not take any Income Tax position (whether in audits, on Tax Returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable Law.
6.6    Post-Closing Tax Matters. After Closing, to the extent related to a Tax for which the other Party may be liable pursuant to Article 9, each Party shall:
(a)    reasonably cooperate and assist the other (i) in preparing any Tax Returns relating to any Tax relating to the Companies or the Assets, and (ii) in qualifying for any exemption or reduction in Tax that may be available;
(b)    reasonably cooperate in preparing for any audits, examinations or other Tax proceedings by, or disputes with, any Taxing Authority regarding any Tax of the Companies or relating to the Assets;
(c)    make available to the other, and to any Taxing Authority as reasonably requested, any information, records, and documents relating to a Tax incurred or imposed on the Company or in connection with the Assets;
(d)    provide timely notice to the other in writing of any pending or Threatened Tax audit, examination, or assessment that could reasonably be expected to affect the other’s Tax liability under applicable Law or this Agreement (a “Tax Controversy”), and to promptly furnish the other with copies of all correspondence with respect to any Tax Controversy; and

(e)    allow the other Party to participate, at its own expense, in any Tax Controversy, and not settle any Tax Controversy without the prior written consent of the other Party, which may not be unreasonably withheld, conditioned or delayed.
ARTICLE 7
CLOSING
7.1    Date of Closing. The “Closing” of the Transactions (including, without limitation, the Acquisition) shall take place concurrently with the execution and delivery of this Agreement by the Parties (such date, the “Closing Date”). All of the actions to be taken and documents to be executed and delivered at Closing shall be deemed to be taken, executed, and delivered, as applicable, simultaneously and no such action, execution or delivery shall be effective until all are complete.
7.2    Place of Closing. The Closing shall be held at the offices of the Selling Member in Denver, Colorado or at such other place as the Parties may agree in writing.
7.3    Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
(a)    the Selling Member shall have executed and delivered to Buyer the Assignment of Membership Interests in the form of Exhibit F (the “Assignment of Membership Interests”) duly executed by the Selling Member;
(b)    the Parties shall execute and deliver the Preliminary Settlement Statement agreed to in accordance with Section 2.3;
(c)    the Selling Member shall execute and deliver to Buyer a certificate of non-foreign entity status whereby the Selling Member certifies that it is not a “foreign person” within the meaning of Section 1445 of the Code;
(d)    Buyer shall cause the Closing Amount to be paid by wire transfer of immediately available funds to the account(s) designated by the Selling Member in writing;
(e)    The Parties shall execute and deliver (or cause to be executed and delivered) the Mutual Release;
(f)    the Selling Member shall deliver written resignations of each of the directors, managers and officers of each Company in the form of the D&O Mutual Releases, and the Buyer shall cause to be executed and delivered a signature page to each such D&O Mutual Release, in each case, effective as of the Closing Date;
(g)    the Selling Member shall deliver, or cause to be delivered, evidence reasonably satisfactory to Buyer that (i) it and its Affiliates have obtained, complied with or otherwise satisfied all Transfer Requirements, other than the Transfer Requirement set forth in the Enterprise Vehicle Lease, and (ii) that any Preferential Purchase Rights applicable to the Transactions have been obtained, waived, expired or otherwise been satisfied;

(h)    the Selling Member shall deliver, or cause to be delivered, the Lien Releases and a recordable form of release of any other pledges, mortgages, financing statements, fixture filings and security agreements, if any, affecting the Company Interests or the assets of the Companies, including the Assets;
(i)    the Selling Member shall execute, and cause BCEI and certain other Affiliates to execute, where applicable, and deliver to Buyer (i) a certificate of title for each vehicle owned by BCEI that is used or held for use in connection with the operation of the Properties, transferring the title to each such vehicle from BCEI to BCER, (ii) an Assignment, Assumption and Bill of Sale transferring the Assets described on Schedule 3.32 (other than the Enterprise Vehicle Lease and the Leases and Wells) from BCEI or Selling Member, as applicable, to BCER, and (iii) an Assignment, Bill of Sale and Conveyance transferring the Leases and Wells and other related assets, to the extent title thereof is held of record by BCEI, Selling Member or certain other Affiliates thereof, from BCEI, Selling Member and such other Affiliates, as applicable, to BCEU;
(j)    the Parties shall execute and deliver to each other the Transition Services Agreement; and
(k)    the Parties shall take such other actions and deliver such other documents as are contemplated by this Agreement.
ARTICLE 8
POST-CLOSING OBLIGATIONS
8.1    Post-Closing Adjustments.
(a)    Final Settlement Statement. At least ninety (90) days, but in no event later than one hundred twenty (120) days after Closing, Buyer shall prepare and deliver to the Selling Member, in accordance with the terms of this Agreement and the Accounting Principles, a final settlement statement (the “Final Settlement Statement”) setting forth each adjustment to the Purchase Price in accordance with Section 2.3 and showing the calculation of such adjustments and the resulting final purchase price (the “Final Purchase Price”). The Buyer shall provide the Selling Member with such data and information as the Selling Member may reasonably request supporting the amounts reflected on the Final Settlement Statement. As soon as practicable after receipt of the Final Settlement Statement but in no event later than thirty (30) days after receipt of such statement, the Selling Member shall deliver to the Buyer a written report containing any changes that the Selling Member proposes to make to the Final Settlement Statement together with such data and information supporting the Selling Member’s proposed changes. The Parties shall attempt to reach agreement with respect to the changes proposed by the Selling Member, if any, no later than sixty (60) days after the Selling Member’s receipt of the Buyer’s proposed Final Settlement Statement. The date upon which such agreement is reached or upon which the Final Purchase Price is established is the “Final Settlement Date.” If the Final Purchase Price is more than the Closing Amount, Buyer shall pay to the Selling Member the amount of such difference by wire transfer in immediately available funds no later than five (5) days after the Final

Settlement Date. If the Final Purchase Price is less than the Closing Amount, the Selling Member shall pay the additional amount to Buyer by wire transfer in immediately available funds no later than five (5) days after the Final Settlement Date.
(b)    Additional Post-Closing Adjustments. After the Final Settlement Date, but on or before the date that is eighteen (18) months after the Closing Date, (i) if Buyer or any Company receives any proceeds, income or other amounts to which the Selling Member is entitled under Section 2.3(a), Buyer shall fully disclose, account for and promptly remit (in any event within 30 days after the end of the calendar month in which such amounts were received) the same to the Selling Member; and (ii) if Selling Member receives any proceeds, income or other amounts with respect to the Assets to which Buyer is entitled pursuant to Section 2.3(a), the Selling Member shall fully disclose, account for, and promptly remit (in any event within thirty (30) days after the end of the calendar month in which such amounts were received) the same to Buyer. After the Final Settlement Date, but on or before the date that is eighteen (18) months after the Closing Date, if (i) Buyer or any Company pays any Operating Expenses for which the Selling Member is responsible under Section 2.3(a), the Selling Member shall reimburse Buyer promptly (in any event within 30 days after the end of the month of its receipt) after receipt of an invoice with respect to such Operating Expenses, accompanied by copies of the relevant vendor or other invoice and proof of payment, and (ii) should the Selling Member pay after Closing any Operating Expenses for which Buyer is responsible under Section 2.3(a), Buyer shall reimburse the Selling Member promptly (in any event within thirty (30) days after the end of the month of its receipt) after receipt of an invoice with respect to such Operating Expenses, accompanied by copies of relevant vendor or other invoice and proof of payment.
(c)    Post-Closing Audits. After Closing, Buyer and the Companies shall handle all joint interest audits and other audits of Operating Expenses covering the period for which the Selling Member is in whole or in part responsible under Section 2.3(a), provided that Buyer shall not agree to any adjustments to previously assessed costs for which the Selling Member is responsible without the prior written consent of the Selling Member (such consent not to be unreasonably withheld, conditioned or delayed). Buyer shall promptly provide the Selling Member with a copy of all applicable audit reports and written audit agreements received by Buyer and relating to periods for which the Selling Member is wholly or partially responsible. Buyer shall promptly notify the Selling Member of the initiation of any such audit.
(d)    Dispute Resolution. If the Parties are unable to resolve a dispute as to the Final Settlement Statement within sixty (60) days after the Buyer’s receipt of the Selling Member’s proposed changes to the Final Settlement Statement, either Party may refer the remaining matters in dispute to EKS&H or any other regionally-recognized independent accounting firm as may be mutually accepted by the Parties for review and final determination (the “Agreed Accounting Firm”). The Agreed Accounting Firm shall be directed to (i) review the Final Settlement Statement setting forth the Selling Member’s calculation of the Final Purchase Price and the records relating thereto only with respect to matters identified by Buyer in its written report containing changes to the Final Settlement

Statement that remain disputed and (ii) determine the final adjustments. Each Party shall furnish the Agreed Accounting Firm such work papers and other records and information relating to the objections in dispute as the Agreed Accounting Firm may reasonably request and that are available to such Party or its Affiliates (and such Parties’ independent public accountants). The Parties shall, and shall cause their representatives to, cooperate and assist in the conduct of any review by the Agreed Accounting Firm, including making available books, records and, as available, personnel as reasonably required. The Agreed Accounting Firm shall conduct the arbitration proceedings in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), to the extent such rules do not conflict with the terms of this Section 8.1. The Agreed Accounting Firm’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on both Parties, without right of appeal and such decision shall constitute an arbitral award upon which a judgment may be entered by a court having jurisdiction thereof. In determining the proper amount of any adjustment to the Final Purchase Price, the Agreed Accounting Firm shall not increase the Final Purchase Price more than the increase proposed by the Selling Member nor decrease the Final Purchase Price more than the decrease proposed by Buyer, as applicable, and may not award damages or penalties to either Party with respect to any matter. The Parties shall each bear its own legal fees and other costs of presenting its case. Each Party shall bear one-half of the costs and expenses of the Agreed Accounting Firm. Within ten (10) Business Days after the date on which the Parties or the Agreed Accounting Firm, as applicable, finally determines the disputed matters, (x) Buyer shall pay to the Selling Member the amount by which the Final Purchase Price exceeds the Closing Amount or (y) the Selling Member shall pay to Buyer the amount by which the Closing Amount exceeds the Final Purchase Price, as applicable.
8.2    Records. The Selling Member shall (x) deliver all electronic Records, less and except the email records described in clause (vii) of the definition of “Records,” to Buyer as soon as practical on or following the Closing, but in any event within five (5) Business Days after Closing, (y) deliver all email records described in clause (vii) of the definition of “Records” to Buyer as soon as practical following Closing, but in any event, within fifteen (15) Business Days of Closing, and (z) make any other Records or copies of Records held by the Selling Member or its Affiliates (other than the Companies) available for pick-up by Buyer (at Buyer’s sole cost and expense) at Closing to the extent possible, but in any event within 10 Business Days after Closing. The Selling Member may retain copies of the Records. Buyer agrees that the Records will be maintained in compliance with all applicable Laws governing document retention for a minimum of six (6) years following the Closing Date. During such six (6) year period following the Closing Date, Buyer will provide the Selling Member, its Affiliates and their respective officers, employees and representatives with access (for review and copying at the Selling Member’s expense), during normal business hours, to the Records and to other materials received or produced after the Closing relating to any indemnity claim made under Section 9.1; provided, however, that nothing in this Agreement shall require Buyer to provide any documents or communications which are subject to the attorney-client privilege or work product doctrine, or to violate any contractual obligations.
8.3    Suspense Accounts and Division of Interest. Within thirty (30) days of Closing, the Selling Member will provide to Buyer (a) an updated form of Schedule 3.23(a), with updated information regarding all Suspense Amounts held by BCEI, the Selling Member or any of their Affiliates as of the Closing Date and (b) any division of interest of Selling Member and all supporting documentation regarding those royalty owners, overriding royalty owners, working interest owners or other owners for whom BCEI, the Selling Member or any of their Affiliates disburses proceeds of production. Effective as of Closing, Buyer hereby agrees to release BCEI and the Selling Member from any and all Losses and obligations associated with administration and payment of the Suspense Amounts to the extent the Purchase Price has been adjusted therefor pursuant to Section 2.3.
8.4    Seller Marks. Buyer shall obtain no right, title, interest, license or any other right whatsoever to use the words “Bonanza Creek” or any derivative thereof of any trademarks containing or comprising the foregoing, or any trademark confusingly similar thereto or dilutive thereof (collectively, the “Seller Marks”). From and after the Closing, Buyer agrees (a) to cease using and to cause the Companies to cease using, the Seller Marks in any manner, directly or indirectly, (b) to remove, strike over or otherwise obliterate all Seller Marks from the assets of the Companies and from all assets and all other materials owned, possessed or used by the Companies within ninety (90) days after the Closing Date, (c) to use commercially reasonable efforts to cause any third parties identified by the Selling Member prior to Closing that use or license Seller Marks in respect of the assets of the Companies or on behalf of or with the consent of the Companies, to remove, strike over or otherwise obliterate all Seller Marks from all materials owned, possessed or used by such third parties within ninety (90) days after the Closing Date, (d) to change the name of each Company to remove the name “Bonanza Creek” and to amend the Governing Documents of the Company to reflect such name change within ninety (90) days after the Closing Date and (e) to file such documents, reports and affidavits required by the State of Delaware to evidence the change of name of the Companies. The Parties agree, because damages would be an inadequate remedy, that a Party seeking to enforce this Section 8.4 shall be entitled to seek specific performance and injunctive relief as remedies for any breach thereof in addition to other remedies available at law or in equity.
8.5    Further Assurances. From time to time after Closing, the Parties shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of the Transactions, including but not limited to assurances that the Parties are financially capable of performing any indemnification required hereunder.
ARTICLE 9
ASSUMPTION AND RETENTION OF OBLIGATIONS
AND INDEMNIFICATION; DISCLAIMERS
9.1    Indemnification. Subject to and except as provided in Section 9.5, “Losses” shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, awards, judgments and sanctions of every kind and character (including civil fines) arising from, related to or reasonably incident to matters indemnified against. Notwithstanding anything herein to the contrary, the Losses for which any Party is obligated to indemnify or entitled to indemnity under Section 9.1(a) or Section 9.1(b) shall be determined and calculated by excluding and without giving effect to any qualifiers as to materiality or other similar qualifiers set forth in any representation or warranty.
After Closing, the Parties shall indemnify each other as follows:
(a)    The Selling Member’s Indemnification of Buyer. The Selling Member shall defend, indemnify, and save and hold harmless, Buyer, its Affiliates (including the Companies), and their respective officers, directors, employees, agents, stockholders, partners, members, managers, attorneys, consultants, advisors and representatives (“Buyer Indemnified Parties”), from and against all Losses which arise directly or indirectly from or in connection with (i) any breach by the Selling Member of any of the Selling Member’s representations or warranties in Article 3 of this Agreement, (ii) any failure of the Selling Member to perform the Selling Member’s covenants or agreements contained in this Agreement or in any other Transaction Document, (iii) any Seller Taxes, and (iv) any Specified Liabilities.
(b)    Buyer’s Indemnification of the Selling Member. Buyer shall defend, indemnify, and save and hold harmless the Selling Member, its Affiliates and their respective officers, directors, employees, agents, stockholders, partners, members, managers, attorneys, consultants, advisors and representatives (“Seller Indemnified Parties”), from and against all Losses which arise directly or indirectly from or in connection with (i) any breach by Buyer of any of Buyer’s representations or warranties in Article 4 of this Agreement, (ii) any failure of Buyer to perform Buyer’s covenants hereunder, (iii) any Taxes allocated to Buyer pursuant to Section 6.3 or Section 6.4, (iv) any Environmental Liability except to the extent that Selling Member has agreed to indemnify Buyer Indemnified Parties for such Losses pursuant to Section 9.1(a), and (v) any Company to the extent related to any time period after the Closing Date except to the extent that Selling Member has agreed to indemnify Buyer Indemnified Parties for such Losses pursuant to Section 9.1(a).
9.2    Limitations on Indemnities.
(a)    The indemnities in Section 9.1(a) and Section 9.1(b) shall terminate as of the end of the Survival Period of each respective representation, warranty, covenant or agreement that is subject to indemnification thereunder, except in each case as to matters for which a Claim Notice has been delivered to the Indemnifying Party on or before end of the applicable Survival Period.
(b)    Notwithstanding anything to the contrary, in no event shall the Selling Member have any liability for indemnification (A) for breaches of representations and warranties under Section 9.1(a)(i) or (B) under Section 9.1(a)(iv) (i) for any individual Loss related to Claims unless the amount with respect to such Loss exceeds Fifty Thousand Dollars ($50,000), and (ii) until and unless the aggregate amount of the liability for Losses related to Claims for which Claim Notices are delivered by Buyer exceeds three percent (3%) of the unadjusted Purchase Price (the “Aggregate Claim Deductible”), and then only to the extent such Losses exceed the Aggregate Claim Deductible; provided, however, that the limitations on the Selling Member’s liability set forth in this sentence shall not apply to

Selling Member’s liability for breaches of its Fundamental Representations or Losses which arise directly or indirectly from or in connection with those matters described in subsections (d), (e), (g), (h), (i), (j) and (k) of the definition of Specified Liabilities. Furthermore and notwithstanding anything to the contrary contained herein, the maximum liability of the Selling Member for indemnification pursuant to Section 9.1(a)(i) with respect to Losses suffered by Buyer shall not exceed fifteen percent (15%) of the unadjusted Purchase Price; provided, however, that the limitations on the Selling Member’s liability set forth in this sentence shall not apply to Selling Member’s liability for breaches of its Fundamental Representations. Finally, notwithstanding anything to the contrary contained herein, any liability of the Selling Member for a breach of the special warranty of title provided in Section 3.16 shall be limited to the lesser of the Allocated Value of the respective Well and the reasonable cost to cure the title defect that is the basis of such breach.
(c)    In no event shall any Indemnified Party be entitled to duplicate compensation with respect to the same Loss, liability, damage, cost, expense, claim, under more than one provision of this Agreement and the various documents delivered in connection with Closing, or for which an Indemnified Party received the benefits of an adjustment to the Purchase Price pursuant to any other provision of this Agreement.
(d)    LIMITATION ON DAMAGES. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EXCEPT IN THE CASE OF FRAUD, NO PARTY OR ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR TO SUCH OTHER PARTY’S INDEMNIFIED PARTIES, AS APPLICABLE, FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, REMOTE OR SPECULATIVE DAMAGES SUFFERED BY SUCH OTHER PARTY OR ITS INDEMNIFIED PARTIES RESULTING FROM, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE BREACH HEREOF OR THEREOF OR THE TRANSACTIONS OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE, OR BUSINESS INTERRUPTIONS. IN FURTHERANCE OF THE FOREGOING, EACH PARTY RELEASES THE OTHER PARTY AND WAIVES ANY RIGHT OF RECOVERY FOR CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, REMOTE OR SPECULATIVE DAMAGES SUFFERED BY SUCH PARTY REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE CAUSED BY THE OTHER PARTY’S NEGLIGENCE (AND REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, CONCURRENT, ACTIVE, PASSIVE OR GROSS NEGLIGENCE), FAULT, OR LIABILITY WITHOUT FAULT; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED AS LIMITING AN OBLIGATION OF A PARTY TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY AGAINST CLAIMS ASSERTED BY THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, THIRD PARTY CLAIMS FOR CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, REMOTE OR SPECULATIVE DAMAGES.

9.3    Procedure. The indemnifications contained in Section 9.1 shall be implemented as follows:
(a)    Claim Notice. The Party seeking indemnification under the terms of this Agreement (“Indemnified Party”) shall submit a written “Claim Notice” to the other Party (“Indemnifying Party”) which, to be effective, must be delivered prior to the end of the applicable Survival Period and must state: (i) to the extent reasonably possible the amount of each payment claimed by an Indemnified Party to be owing, (ii) to the extent reasonably possible the basis for such claim, with supporting documentation, and (iii) a list identifying to the extent reasonably possible each separate item of Loss for which payment is so claimed. The amount claimed shall be paid by the Indemnifying Party to the extent required herein within thirty (30) days after receipt of the Claim Notice, or after the amount of such payment has been finally established as provided in Section 9.3(b), whichever last occurs.
(b)    Information. Within thirty (30) days (or such lesser time as is required to respond to such third party claim) after the Indemnified Party receives notice of a claim or legal action by a third party that may result in a Loss for which indemnification may be sought under this Article 9 (a “Claim”), the Indemnified Party shall give written notice of such Claim to the Indemnifying Party; provided that the failure of the Indemnified Party to give written notice of a Claim as provided in this Section 9.3(b) shall not relieve the Indemnifying Party from its obligations under this Agreement except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend the Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Claim. If the Indemnifying Party or its counsel so requests, the Indemnified Party shall furnish the Indemnifying Party with copies of all pleadings and other information with respect to such Claim. At the election of the Indemnifying Party, which must be made within sixty (60) days after receipt of such notice and not thereafter, the Indemnified Party shall permit the Indemnifying Party to assume control of such Claim (to the extent only that such Claim, legal action or other matter relates to a Loss for which the Indemnifying Party is liable), including the determination of all appropriate actions, the negotiation of settlements on behalf of the Indemnified Party, and the conduct of litigation through attorneys of the Indemnifying Party’s choice; provided, however, that no such settlement can result in any liability or cost to the Indemnified Party for which it is entitled to be indemnified hereunder without its prior written consent. If the Indemnifying Party elects to assume control, (i) all reasonable expenses incurred by the Indemnified Party in connection with the investigation or defense of the Claim, legal action or other matter prior to the time the Indemnifying Party assumes control shall be reimbursed and paid by the Indemnifying Party, (ii) any expenses incurred by the Indemnified Party thereafter for investigation or defense of the matter shall be borne by the Indemnified Party except for reasonable expenses incurred in connection with providing information or assistance to the Indemnifying Party as required by this Section 9.3, and (iii) the Indemnified Party shall give all reasonable information and assistance, other than pecuniary, that the Indemnifying Party shall deem necessary to the proper defense of such Claim, legal action, or other matter but shall be reimbursed and paid for such expenses as provided for in this Section 9.3. Before such election is made or in the absence of such an election, the Indemnified Party shall use its best efforts to defend any Claim, legal action or other matter and shall be reimbursed and paid by the Indemnifying Party for all reasonable expenses incurred in such defense. Before such election is made or in the absence of such election, the Indemnified Party may settle any Claim, legal action or other matter for which notice has been provided as required by Section 9.3(a), but only with the consent of the Indemnifying Party, which consent may not be unreasonably withheld. If such a Claim requires immediate action, both the Indemnified Party and the Indemnifying Party will cooperate in good faith to take appropriate action so as not to jeopardize defense of such Claim or either Party’s position with respect to such Claim.
9.4    Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, Section 8.1(a), Section 8.1(b), and Section 9.1 contain the Parties’ exclusive remedies against each other with respect to the Transactions, including breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement.
9.5    DISCLAIMER OF APPLICATION OF ANTI-INDEMNITY STATUTES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF ANY ANTI-INDEMNITY STATUTE RELATING TO OILFIELD SERVICES AND ASSOCIATED ACTIVITIES SHALL NOT BE APPLICABLE TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS.
9.6    Tax Treatment of Indemnification Payments. For all Tax purposes, the Parties agree to treat (and will cause each of their respective Affiliates to treat) any indemnification payment made under this Article 9 as an adjustment to the Purchase Price.
ARTICLE 10
MISCELLANEOUS
10.1    Schedules. The Schedules and Exhibits to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.
10.2    Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or the Selling Member in negotiating this Agreement or in consummating the Transactions shall be paid by the Party incurring the same, including, without limitation, engineering, land, title, legal and accounting fees, costs and expenses.
10.3    Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below and shall be delivered personally, or sent by bonded overnight courier or mailed by United States Express Mail or by certified or registered United States Mail with all postage fully prepaid or sent by electronic mail (provided, that no out of office or bounce-back message is received with respect to any such electronic mail by the receiving Party) or sent by electronic mail (provided, that no out-of-office or other bounce-back message is received by sender with respect to any such electronic mail), addressed to the Selling Member, or Buyer, as appropriate, at the address for such Person shown on Schedule 10.3 or at such other address as the Selling Member or Buyer shall have theretofore designated by written notice delivered to the other Party pursuant hereto. All notices shall be addressed as set forth on Schedule 10.3.
Any notice given in accordance with this Section 10.3, shall be deemed to have been given only when delivered to the addressee in person, or by courier, or transmitted by electronic mail, in each case, during normal business hours on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day). The Selling Member and Buyer may change the address and electronic mail addresses to which such communications are to be addressed by giving written notice to the other in the manner provided in this Section 10.3.
10.4    Amendments; Waivers; Rights Cumulative. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by all Parties. Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of the Selling Member or Buyer or their respective officers, employees, agents or representatives and no failure by the Selling Member or Buyer to exercise any of its rights under this Agreement shall, in each case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. The rights of the Selling Member and Buyer under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.
10.5    Assignment. No Party shall assign all or any portion of its respective rights or delegate all or any portion of its respective duties under this Agreement without the written consent of the other Parties, which consent may be withheld for any reason or without reason. In the event the non-assigning Party consents to any such assignment, such assignment of this Agreement shall not relieve the assigning Party of any obligations and responsibilities hereunder, including obligations and responsibilities arising following such assignment.
10.6    Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.
10.7    Counterparts; Electronic and Fax Signatures. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Electronic and fax signatures shall be considered originals and binding.

10.8    References and Interpretation. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals or entities. All references in this Agreement to Exhibits, Schedules, Articles, Sections, and other subdivisions refer to the Exhibits, Schedules, Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this Section” and “this Section” and similar phrases refer only to the Sections or Sections hereof in which the phrase occurs. The word “or” is not exclusive, and “including” (and its various derivatives), means “including without limitation.” In the event an ambiguity or question of intent or interpretation of this Agreement arises, this Agreement shall be construed as if jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party as a result of authorship or drafting of any provision of this Agreement. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes, as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof.
10.9    Governing Law. This Agreement, the Transaction Documents and the Transactions and any arbitration or dispute resolution conducted pursuant hereto and the legal relations between the Parties shall be construed in accordance with, and governed and enforced by the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction, except for real property matters, which shall be construed in accordance with, and governed by the Laws of the State of Arkansas. Solely in the event a Party seeks to enforce an arbitration award made under Section 8.1(b) or Section 10.16, each of the Parties hereby submits to the exclusive jurisdiction of any United States federal or Texas state court sitting in Harris County, Texas. Each of the Parties irrevocably waives, to the fullest extent not prohibited by Law, any objection that any of them may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
10.10    Entire Agreement. THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, SUPERSEDING ALL NEGOTIATIONS, PRIOR DISCUSSIONS AND PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY SCHEDULE OR EXHIBIT HERETO, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE SCHEDULES AND EXHIBITS HERETO OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 10.10.

10.11    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.
10.12    Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and permitted assigns.
10.13    Survival of Warranties, Representations and Covenants. Subject to Sections 9.3 and 9.4, (a) except for the Fundamental Representations and the special warranty of title provided in Section 3.16, all representations and warranties contained in Article 3 or Article 4 of this Agreement shall terminate on the date that is twelve (12) months after the Closing Date, (b) the special warranty of title provided in Section 3.16 shall terminate on the date that is three years from the Closing Date, (c) the Fundamental Representations shall survive the Closing indefinitely; provided, however, that the representations and warranties of the Selling Member set forth in Section 3.12 shall survive the Closing and terminate sixty (60) days after the expiration of the applicable statute of limitations; (d) the covenants and agreements of the Selling Member or Buyer, as applicable, shall terminate on the date such covenant expires pursuant to its terms or is otherwise fully performed; provided, however, that all covenants with respect to Taxes under Article 6 shall survive the Closing and terminate sixty (60) days after the expiration of the applicable statute of limitations; and (e) the Selling Member’s indemnification for Specified Liabilities shall terminate on the date that is three (3) years after the Closing Date. Each applicable survival period may be referred to as a “Survival Period.” Notwithstanding anything to the contrary in this Section 10.13, there shall be no expiration or termination of any bona fide claim validly asserted pursuant to Section 9.3 with respect to any representation, warranty, covenant, or agreement prior to the expiration or termination date of the applicable Survival Period therefor.
10.14    No Third-Party Beneficiaries. This Agreement is intended only to benefit the Parties hereto, Buyer Indemnified Parties, Seller Indemnified Parties, and their respective permitted successors and assigns.
10.15    Affiliate Liability. Each of the following is herein referred to as a “Party Affiliate”: with respect to a Party, (a) any direct or indirect holder of Securities in such Party (whether limited or general partners, members, stockholders or otherwise), and (b) any director, officer, manager, employee, representative or agent of (i) such Party or (ii) any Person who controls such Party. No Party Affiliate shall have any liability or obligation to the other Party of any nature whatsoever in connection with or under this Agreement or any of the Transaction Documents or arising from or related to the Transactions, and each Party hereby waives and releases all claims of any such liability and obligation.

10.16    Binding Arbitration. Except as otherwise provided in this Agreement (including Section 8.1(b)), all disputes between the Parties relating to this Agreement shall be submitted to binding arbitration, to be conducted in accordance with the following provisions:
(a)    Within ten (10) days after written demand by any Party for arbitration, the Parties shall select by mutual agreement a single, independent arbitrator from a list of arbitrators provided by the Houston, Texas office of the AAA, provided, however, that the arbitrator shall not have performed professional services for any Party or any of their respective Affiliates during the previous five (5) years. If the Parties cannot agree on the selection of an arbitrator, then an arbitrator shall be selected by the AAA.
(b)    The arbitration shall be governed by Texas Law but the specific procedure to be followed shall be determined by the arbitrator in accordance with the Commercial Arbitration Rules of the AAA, to the extent such rules do not conflict with the terms of this Agreement. It is the intent of the Parties that the arbitration be conducted as efficiently and inexpensively as possible, with only limited discovery as determined by the arbitrator without regard to the discovery permitted under the Texas or Federal Rules of Civil Procedure.
(c)    The arbitration proceeding shall be held in Houston, Texas and a hearing shall be held no later than sixty (60) days after submission of the matter to arbitration, and a written decision shall be rendered by the arbitrator within thirty (30) days of the hearing.
(d)    At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitrator shall consider any evidence and testimony that he or she determines to be relevant, in accordance with procedures that it determines to be appropriate.
(e)    Any award entered in the arbitration shall be made by a written opinion stating the reasons and basis for the award made, and may include an award of reasonable attorneys’ fees, expert witness fees and other costs, if the arbitrator so determines.
(f)    The costs incurred in employing the arbitrator, including the arbitrator’s retention of any independent qualified experts, shall be borne 50% by the Selling Member and 50% by Buyer.
(g)    The arbitrator’s award shall be final and binding on both Parties, without right of appeal and such decision shall constitute an arbitral award and may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment of such court.
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IN WITNESS WHEREOF, the Parties execute this Agreement as of the Execution Date.

SELLING MEMBER:
BONANZA CREEK ENERGY OPERATING COMPANY, LLC
By: /s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: President
BUYER:
MISSION CREEK RESOURCES, LLC
By: Mission Creek Investment Holdings, LLC,
its Manager

By: /s/ William D. Gibbs
Name: William D. Gibbs
Title: President & CEO

Signature Page to Membership Interest Purchase Agreement